As filed with the Securities and Exchange Commission on May 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SPROTT PHYSICAL COPPER TRUST

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada	1090	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Royal Bank Plaza,

South Tower

200 Bay Street, Suite 2600

Toronto, Ontario,

Canada M5J 2J1

(416) 943-8099

(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address and telephone number of agent for service in the United States)

Copies to:

Ryan J. Dzierniejko John Zelenbaba Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	J.R. Laffin Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario M5L 1B9 (416) 869-5500	Lara Misner Sprott Asset Management LP Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600 Toronto, Ontario, Canada M5J 2J1 (416) 943-8099

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.  ☒    Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.  ☐      At some future date (check the appropriate box below):

1.	☐	pursuant to Rule 467(b) on ( ) at ( ).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.  ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This amended and restated prospectus supplement, together with the accompanying short form base shelf prospectus dated July 3, 2024 (the “accompanying prospectus”) to which it relates, as amended or supplemented, and each document deemed to be incorporated by reference into this amended and restated prospectus supplement and the accompanying prospectus, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this amended and restated prospectus supplement and the accompanying prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference in this amended and restated prospectus supplement and the accompanying prospectus may be obtained on request without charge from Sprott Asset Management LP (the “Manager”), the manager of Sprott Physical Copper Trust, Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1, Telephone: (416) 943-8099 and are also available electronically at www.sedarplus.ca.

AMENDED AND RESTATED PROSPECTUS SUPPLEMENT, amending and restating the Prospectus Supplement dated July 8, 2024

TO THE SHORT FORM BASE SHELF PROSPECTUS
DATED JULY 3, 2024

New Issue	May 4, 2026

Sprott Physical Copper Trust

Up to US$500,000,000 Trust Units

This document amends and restates the prospectus supplement of Sprott Physical Copper Trust (the “Trust”) dated July 8, 2024, and accordingly, the information in this amended and restated prospectus supplement (this “prospectus supplement”) supersedes the information contained in the prospectus supplement of the Trust dated July 8, 2024.

The Trust is hereby qualifying for distribution the offering (the “offering”) of transferable, redeemable units of the Trust (the “trust units” or “units of the Trust”, and each a “trust unit”) having an aggregate offering price of up to US$500,000,000 (or the equivalent in Canadian dollars determined using the daily exchange rate posted by the Bank of Canada on the date the trust units are sold). Each trust unit represents an equal, fractional, undivided beneficial interest in the net assets of the Trust attributable to the particular class of trust units. To date, the Trust has issued only one class or series of trust units, which is the class of trust units that will be qualified by this prospectus supplement and the accompanying prospectus. The Trust entered into a sales agreement dated July 8, 2024 among the Trust, the Manager, Cantor Fitzgerald Canada Corporation (“Cantor Canada”), Virtu Canada Corp. (“Virtu Canada”), Canaccord Genuity Corp. (“Canaccord Canada”) and BMO Nesbitt Burns Inc. (“BMO Canada” and, together with Cantor Canada, Virtu Canada and Canaccord Canada, the “Canadian Agents”) providing for the sale of trust units having an aggregate offering price of up to US$500,000,000. On May 4, 2026, the Trust, the Manager, the Canadian Agents, Cantor Fitzgerald & Co. (“Cantor”), Virtu Americas LLC (“Virtu”), Canaccord Genuity LLC (“Canaccord”) and BMO Capital Markets Corp. (“BMO” and, together with Cantor, Virtu and Canaccord, the “U.S. Agents”, and the U.S. Agents together with the Canadian Agents, the “Agents”) entered into an amended and restated sales agreement pursuant to which, among other things, the U.S. Agents became sales agents of trust units, under the accompanying prospectus and this prospectus supplement, under and subject to the terms and conditions of the sales agreement (the “sales agreement”).

In accordance with the sales agreement, and except as noted below, the Trust may distribute trust units having an aggregate offering price of up to US$500,000,000 through the Agents, as its agents for the distribution of the trust units. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

The Trust has previously sold an aggregate of 5,524,683 trust units for aggregate gross proceeds of approximately US$65,835,720.019 pursuant to the sales agreement and prospectus supplement dated July 8, 2024. Under this prospectus supplement, and in accordance with the terms of the sales agreement, the Trust may offer and sell up to US$434,164,279.99 of trust units.

The Agents will receive a cash fee of up to 3.0% of the aggregate gross proceeds realized from the sale of the trust units for services rendered in connection with the offering. See “Plan of Distribution”. As described in the section entitled “Use of Proceeds”, the net proceeds of the offering will be used by the Trust to acquire Copper (as defined below) in accordance with the Trust’s objective and subject to the Trust’s investment and operating restrictions described herein. See “Sprott Physical Copper Trust — Business of the Trust — Investment Objectives of the Trust” and “Sprott Physical Copper Trust — Business of the Trust — Investment and Operating Restrictions” in the accompanying prospectus. For the purposes of this prospectus supplement, “Copper” means physical copper metal in either Grade 1 Cathode form or Grade A Cathode form that is fully allocated or stored at a Facility (as defined below). For the purposes of this prospectus supplement, “Grade 1 Cathode” means physical copper metal cathode that, at the time of purchase by the Trust, satisfies the Chicago Mercantile Exchange (“CME”) standards for classification as a Grade 1 electrolytic copper cathode, and “Grade A Cathode” means a physical copper metal cathode that, at the time of purchase by the Trust, satisfies the London Metals Exchange (“LME”) standards for classification as Grade A copper. See “Sprott Physical Copper Trust — Business of the Trust — Investment Objectives of the Trust” for further information about the Trust’s investment objectives.

The Trust estimates the total expenses of the offering, excluding the Agents’ fee, will be approximately US$75,000, which costs may be borne by the Manager. Each time trust units are issued and sold under this prospectus supplement, the Trust will reimburse the Manager for expenses paid by it in respect of that drawdown, but only to the extent there is a sufficient premium as determined by the Manager between the net asset value (the “NAV”) per trust unit and the market price at which each such trust unit is sold under the offering.

No underwriter or dealer involved in the offering, no affiliate of such underwriter or dealer, and no person or company acting jointly or in concert with an underwriter or dealer, may, in connection with the offering, enter into any transaction that is intended to stabilize or maintain the market price of the trust units or securities of the same class as the trust units under this prospectus supplement, including selling an aggregate number or principal amount of trust units that would result in the underwriter or dealer creating an over-allocation position in the trust units.

The U.S. Agents are not registered as dealers in any Canadian jurisdiction and, accordingly, the U.S. Agents will only sell trust units on marketplaces in the United States and are not permitted to and will not, directly or indirectly, advertise or solicit offers to purchase any of the trust units in Canada. The Canadian Agents may only sell trust units on marketplaces in Canada.

Sales of trust units, if any, under this prospectus supplement and the accompanying prospectus will be made in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), consisting of sales made directly on the Toronto Stock Exchange (the “TSX”) and the NYSE Arca or on any other “marketplace” as such term is defined in National Instrument 21-101 – Marketplace Operation (“NI 21-101”) in Canada and the United States. The trust units will be distributed at market prices prevailing at the time of the sale of such trust units. As a result, prices may vary as between purchasers and during the period of distribution. There is no minimum amount of funds that must be raised under the offering. This means that the offering may terminate after raising only a portion of the offering amount set out above, or none at all. The U.S. Agents will sell trust units on marketplaces in the United States. The Canadian Agents will sell trust units on marketplaces in Canada. See “Plan of Distribution”.

The trust units offered by this prospectus supplement have been approved for listing on the NYSE Arca. The TSX has conditionally approved the Trust’s application to list the trust units issued hereunder, subject to the Trust fulfilling all of the requirements of the TSX.

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The trust units are listed and posted for trading on the NYSE Arca under the symbol “SCOP” and on the TSX under the symbol “COP.UN” (Canadian dollar denominated) and “COP.U” (U.S. dollar denominated). On May 4, 2026, the closing price of the trust units on the NYSE Arca was US$11.53 and the closing price of the trust units on the TSX was Cdn$15.54 (COP.UN) and US$11.42 (COP.U). On May 1, 2026, the total NAV of the Trust and the NAV per unit of the Trust were US$190,104,905.31 and US$11.8621, respectively.

The Trust is not a trust company and does not carry on business as a trust company and, accordingly, the Trust is not registered under the trust company legislation of any jurisdiction. Trust units are not “deposits” within the meaning of the Canada Deposit Insurance Corporation Act (Canada) and are not insured under provisions of that act or any other legislation.

TRUST UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Trust is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (the “MJDS”), to prepare this prospectus supplement in accordance with Canadian disclosure requirements, which are different from those of the United States. The Trust prepares its financial statements, which are incorporated by reference in this prospectus supplement, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). These financial statements may not be comparable to the financial statements of United States issuers.

Purchasing the trust units may subject you to tax consequences both in the United States and Canada. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and in the accompanying prospectus.

Your ability to enforce civil liabilities under United States federal securities laws or securities laws of other relevant jurisdictions may be affected adversely because the Trust is a mutual fund trust established under the laws of the Province of Ontario. Each of the Trust, the Manager and Sprott Asset Management GP Inc. (the “GP”), which is the general partner of the Manager, is organized under the laws of the Province of Ontario, Canada, and the Trust’s trustee, RBC Investor Services Trust (the “Trustee”), is organized under the federal laws of Canada and all of their executive offices and substantially all of the administrative activities and a majority of their assets are located outside the United States. In addition, the directors and officers of the Trustee and the GP are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States.

See “Risk Factors” in this prospectus supplement and the accompanying prospectus for a discussion of certain considerations relevant to an investment in the trust units offered hereby.

The registered and head office of the Trust is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, M5J 2J1.

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TABLE OF CONTENTS

Amended and Restated Prospectus Supplement	Page

Short Form Base Shelf Prospectus dated July 3, 2024

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IMPORTANT NOTICE

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the trust units being offered and the method of distribution of those securities and also supplements and updates information regarding the Trust contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about the trust units that may be offered from time to time. Both documents contain important information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Before investing, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information about the Trust to which the Trust refers you in the sections of this prospectus supplement entitled “Documents Incorporated by Reference”.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference, you should rely on this prospectus supplement. The Trust has not authorized anyone to provide you with information that is different. If anyone provides you with any different or inconsistent information, you should not rely on it. The Trust is offering the trust units only in jurisdictions where such offers are permitted by law. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus and you should not assume otherwise.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-10 that the Trust has filed with the SEC. Each time the Trust sells its securities under the accompanying prospectus it will provide a prospectus supplement that will contain specific information about the terms of that offering including price, the number and type of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding the offering including the price, number of trust units being offered and the placement arrangements. The accompanying prospectus provides general information about the Trust, some of which, such as the section entitled “Plan of Distribution”, may not apply to the offering. This prospectus supplement does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to the Trust and its securities.

Some of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning economic and industry trends is based upon or derived from information provided by industry sources. The Trust believes that such information is accurate and that the sources from which it has been obtained are reliable. However, the Trust cannot guarantee the accuracy of such information and it has not independently verified the assumptions upon which projections of future trends are based.

The Trust is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities legislation, and in accordance therewith, the Trust files or furnishes reports and other information with or to the SEC and with the securities regulatory authorities of each of the provinces and territories of Canada. Under the MJDS, the Trust may generally prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a foreign private issuer, the Trust is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and officers, directors and principal unitholders of the Trust are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Trust is not required to publish financial statements as promptly as United States companies.

This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purposes of the offering. Other documents are also incorporated or deemed to be incorporated by reference into this prospectus supplement and into the accompanying prospectus. See “Documents Incorporated by Reference”.

The reports and other information that the Trust files with, or furnishes to, the SEC may be accessed electronically through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) (www.sec.gov). Copies of reports, statements and other information that the Trust files with the Canadian securities regulatory authorities are electronically available from the Canadian System for Electronic Data Analysis and Retrieval (“SEDAR+”) (www.sedarplus.ca).

CONFLICTS OF INTEREST

To avoid any conflict of interest, or the appearance of a conflict of interest, the Manager has adopted a policy pursuant to which any entity or account (a) that is managed or (b) for whom investment decisions are made, directly or indirectly, by a person that is involved in the decision-making process of, or has non-public information about, follow-on offerings of the Trust is prohibited from investing in the Trust, and no such decision-making person is permitted to invest in the Trust for that decision-making person’s benefit, directly or indirectly. In addition, the policy requires that any sales of units of the Trust currently owned by such persons must be pre-cleared by the independent review committee of the Trust.

FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

Unless otherwise indicated, financial information in this prospectus supplement has been prepared in accordance with IFRS. The financial information of the Trust incorporated by reference herein is presented in U.S. dollars. Unless otherwise noted herein, all references to “$”, “US$”, “United States dollars” or “U.S. dollars” are to the currency of the United States and all references to “Cdn$” or “Canadian dollars” are to the currency of Canada.

EXCHANGE RATE

The following table sets out certain exchange rates based upon the daily average rate published by the Bank of Canada. The rates are set out as United States dollars per Cdn$1.00.

	Years Ended December 31,
	2025	2024
Low	$0.6848	$0.6937
High	$0.7376	$0.7510
Average	$0.7157	$0.7302
End	$0.7296	$0.6950

On May 4, 2026, the daily average rate for United States dollars in terms of Canadian dollars, as quoted by the Bank of Canada was Cdn$1.00 = US$0.7347.

DOCUMENTS INCORPORATED BY REFERENCE

Incorporated by reference in this prospectus supplement is certain information contained in documents filed by the Trust with the securities regulatory authorities in each of the provinces and territories of Canada, which have also been filed with, or furnished to, the SEC. This means that the Trust is disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement or in any other subsequently-filed document which also is or is deemed to be incorporated by reference herein.

You may obtain copies of the documents incorporated by reference in this prospectus supplement on request without charge by contacting the Manager, located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1, Telephone: (416) 943-8099, as well as through the sources described under “Additional Information” in the accompanying prospectus.

The following documents (along with any documents listed below under “Documents Filed As Part of the Registration Statement”), filed with the securities regulatory authorities in Canada, and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the accompanying prospectus:

(i)	the annual information form of the Trust for its fiscal year ended December 31, 2025, dated March 13, 2026 (the “AIF”);

(ii)	the audited annual financial statements of the Trust as at December 31, 2025 and 2024 and for its fiscal year ended December 31, 2025 and for the period from April 12, 2024 (inception) to December 31, 2024 (the “Annual Financial Statements”), and the report of the independent registered public accounting firm thereon;

(iii)	the management report of fund performance of the Trust for its fiscal year ended December 31, 2025 (the “Annual MRFP”);

(iv)	the material change report of the Trust dated February 17, 2026;

(v)	the management information circular of the Trust dated March 23, 2026 (the “MIC”); and

(vi)	the material change report of the Trust dated May 1, 2026.

The documents identified above as incorporated by reference into this prospectus supplement have been filed with the SEC as follows: (1) the AIF has been filed as Exhibit 99.2 to the Trust’s registration statement on Form 40-F filed with the SEC on April 29, 2026; (2) the Annual Financial Statements have been filed as Exhibit 99.4 to the Trust’s registration statement on Form 40-F filed with the SEC on April 29, 2026; (3) the Annual MRFP has been filed as Exhibit 99.6 to the Trust’s registration statement on Form 40-F filed with the SEC on April 29, 2026; (4) the material change report of the Trust dated February 17, 2026, has been filed as Exhibit 99.19 to the Trust’s registration statement on Form 40-F filed with the SEC on April 29, 2026; (5) the MIC has been filed as Exhibit 99.7 to the Trust’s registration statement on Form 40-F filed with the SEC on April 29, 2026; and (6) the material change report of the Trust dated May 1, 2026, has been filed as Exhibit 99.1 to the Trust’s report on Form 6-K filed with the SEC on May 1, 2026.

Any documents of the type referred to in Section 11.1 of Form 44-101F1 – Short Form Prospectus required to be incorporated by reference, if filed by the Trust with the securities regulatory authorities in Canada after the date of this prospectus supplement and prior to the termination of the offering, will be deemed to be incorporated by reference in this prospectus supplement.

When new documents of the type referred to in the paragraph above are filed by the Trust with the securities regulatory authorities in Canada during the currency of this prospectus supplement, such documents will be deemed to be incorporated by reference in this prospectus supplement and the previous documents of the type referred to in the paragraph above will no longer be deemed to be incorporated by reference in this prospectus supplement.

If the Trust disseminates a news release in respect of previously undisclosed information that, in its determination, constitutes a “material fact” (as such term is defined under applicable Canadian securities legislation), the Trust will identify such news release as a “designated news release” for the purposes of this prospectus supplement and the accompanying prospectus in writing on the face page of the version of such news release that it files on SEDAR+ (each such news release a “Designated News Release”), and each such Designated News Release shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus only for the purposes of the offering. All Designated News Releases shall be filed with the SEC on a Form 6-K and each such Designated News Release shall be deemed to be incorporated by reference as an exhibit to the registration statement.

In addition, to the extent that any document or information incorporated by reference into this prospectus supplement is filed with, or furnished to, the SEC pursuant to the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part (in the case of a report on Form 6-K, other than in respect of a Designated News Release, only if and to the extent expressly provided therein).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

Each of the Trust, the Manager and the GP is organized under the laws of the Province of Ontario, Canada, and the Trustee is organized under the federal laws of Canada, and all of their executive offices and substantially all of the administrative activities and a majority of their assets are located outside the United States. In addition, the directors and officers of the Trustee and the GP are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located in such jurisdictions.

As a result, you may have difficulty serving legal process within your jurisdiction upon any of the Trust, the Trustee, the Manager or the GP or any of their directors or officers, as applicable, or enforcing judgments obtained in courts in your jurisdiction against any of them or the assets of any of them located outside your jurisdiction, or enforcing against them in the appropriate Canadian court judgments obtained in courts of your jurisdiction, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Trust, the Trustee, the Manager, the GP or any of their directors or officers, as applicable, based upon the United States federal securities laws.

In the United States, the Trust and the Trustee each filed with the SEC, concurrently with the Trust’s registration statement on Form F-10, an appointment of agent for service of process on separate Forms F-X. Under such Forms F-X, each of the Trust and the Trustee appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its agent for service of process.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement, including any documents incorporated by reference, that are not purely historical are forward-looking statements. The Trust’s forward-looking statements include, but are not limited to, statements regarding its or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predicts”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement may include, for example, statements about:

•	trading of the trust units issued pursuant to the offering on the NYSE Arca or the TSX;

•	the Trust’s objectives and strategies to achieve its objectives;

•	expectations regarding the supply of Copper and the ability of producers to bring additional sources of supply online; and

•	expectations for the growth of the Copper industry, sources of and demand for Copper, and the performance of the Copper market.

The forward-looking statements contained in this prospectus supplement, including any document incorporated by reference, are based on the Trust’s current expectations and beliefs concerning future developments and their potential effects on the Trust. There can be no assurance that future developments affecting the Trust will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Trust’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks, uncertainties and assumptions include those factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as, without limitation, the following:

•	success in retaining or recruiting, or changes required in, the officers or key employees of the Manager;

•	success in retaining or recruiting, or changes required in, the officers or key employees of any technical advisor appointed by the Manager; and

•	success in appointing and where appointed, retaining, a technical advisor to provide advisory services to the Manager in respect of matters relating to the Trust’s holdings, purchases and sales of Copper.

Should one or more of these risks or uncertainties materialize, or should any of the Trust’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Trust undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SPROTT PHYSICAL COPPER TRUST

The following is a summary of information pertaining to the Trust and does not contain all the information about the Trust that may be important to you. You should read the more detailed information including, but not limited to, the AIF, the Annual Financial Statements and the Annual MRFP that are incorporated by reference into and are considered to be a part of this prospectus supplement, and please refer to the heading “Sprott Physical Copper Trust” beginning on page 4 of the accompanying prospectus.

Organization of the Trust

Sprott Physical Copper Trust was established on April 12, 2024 under the laws of the Province of Ontario, Canada, pursuant to an amended and restated trust agreement dated as of May 10, 2024, as further amended on February 17, 2026 (the “Trust Agreement”). The Trust has received relief from certain provisions of National Instrument 81-102 — Investment Funds (“NI 81-102”), and, as such, the Trust is not subject to certain of the policies and regulations of the Canadian Securities Administrators that apply to other mutual funds.

The Trust invests and holds substantially all of its assets in Copper and does not, nor does it anticipate, holding any similar metal or related chemical compounds.

The Trust’s registered office is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada, M5J 2J1. The Manager acts as the manager of the Trust pursuant to the Trust Agreement and a management agreement with the Trust. The Trustee also acts as custodian on behalf of the Trust for the Trust’s assets other than Copper. The Trust’s Copper is held at various CME or LME-approved storage or similar facilities owned by Access World, C. Steinweg Handelsveem and P Global Services, and/or each of their respective subsidiaries, affiliates or successors and, subject to compliance with applicable securities laws and exemptive relief order regarding the custody of the Trust’s Copper, such other warehouse service providers as the Manager may determine in accordance with the Trust Agreement (the “warehouse service providers”) in Belgium, Canada, Germany, Italy, Malaysia, the Netherlands, Singapore, South Korea, Spain, Sweden, the United Arab Emirates and the United States (the “Storage Jurisdictions”) will store the Copper owned by the Trust on behalf of the Trust (collectively, the “Facilities”, and each a “Facility”).

Management of the Trust

The Manager

Sprott Asset Management LP is the Manager of the Trust. The Manager acts as the manager of the Trust pursuant to the Trust Agreement and a management agreement between the Trust and the Manager dated as of May 10, 2024 (the “Management Agreement”). The Manager is a limited partnership formed and organized under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) by declaration dated as of September 17, 2008. The general partner of the Manager is the GP, which is a corporation incorporated under the laws of the Province of Ontario, Canada, on September 17, 2008. The GP is a wholly-owned subsidiary of Sprott Inc., which is a corporation incorporated under the laws of the Province of Ontario, Canada, on February 13, 2008. Sprott Inc. is also the sole limited partner of the Manager. Sprott Inc. is a public company whose common shares are listed and posted for trading on the TSX and the New York Stock Exchange under the symbol “SII”. See “Responsibility for Operation of the Trust – The Manager” in the AIF for further information.

As of December 31, 2025, the Manager, together with its affiliates and related entities, had assets under management totaling approximately US$59.6 billion and provided management and investment advisory services to many entities, including private investment funds, exchange-listed products, mutual funds and discretionary managed accounts. The Manager also acts as: (A) manager of (i) the Sprott Physical Uranium Trust, a non-redeemable investment fund whose trust units are listed and posted on the TSX that invests and holds substantially all of its assets in physical uranium, (ii) the Sprott Physical Silver Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical silver bullion, (iii) the Sprott Physical Gold Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical gold bullion, (iv) the Sprott Physical Gold and Silver Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical gold and silver bullion, and (v) the Sprott Physical Platinum and Palladium Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical platinum and palladium bullion; and (B) sub-advisor for certain funds managed by Ninepoint LP, a Canadian public mutual fund manager.

The Manager has appointed Sprott Asset Management USA, Inc. (“SAM US”) to provide advice to the Trust with respect to copper futures and certain other Financial Instruments (as defined below). SAM US is relying on the “international adviser” exemption from the adviser registration requirements in the Commodity Futures Act (Ontario). SAM US is not registered as an adviser under Canadian securities or commodity legislation and, as such, is not required to comply with the same requirements that an adviser so registered under such legislation would be subject to, including those concerning proficiency, capital and insurance.

SAM US is an affiliate of the Manager. SAM US has its office, and all or substantially all of its assets, located outside of Canada. The Manager and the Trust may have difficulty enforcing any legal rights against SAM US.

The Manager is responsible for the day-to-day business and administration of the Trust, including management of the Trust’s portfolio and all clerical, administrative and operational services. The Trust maintains a public website that contains information about the Trust and the trust units. The internet address of the website is https://sprott.com/investment-strategies/exchange-listed-products/physical-commodity-funds/copper/. This internet address is provided here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus supplement.

Business of the Trust

Recent Developments

On February 17, 2026, in connection with the SEC’s approval of the Rule 19b-4 application to list the trust units on NYSE Arca, certain amendments (the “Amendments”) were made to the Trust’s amended and restated trust agreement to restructure the Trust from a non-redeemable investment fund to a mutual fund under Canadian securities laws. The Amendments (i) provide that the Trust’s semi-annual redemption feature would become a monthly redemption feature and the cap on the number of trust units that can be redeemed each redemption period (then capped at 1.5% of the outstanding trust units at the end of the applicable notice period) would be removed, and (ii) make certain consequential changes related to the foregoing and the potential listing of the trust units on the NYSE Arca. The Amendments would not take effect until the day following the date on which the Trust unitholders approved the restructuring of the Trust into a mutual fund for the purposes of applicable Canadian securities laws.

On April 30, 2026, the Trust held a special meeting of unitholders where the unitholders of the Trust approved the restructuring of the Trust from a non-redeemable investment fund to a mutual fund for the purposes of applicable Canadian securities laws.

On May 4, 2026, the trust units began trading on the NYSE Arca.

Investment Objectives of the Trust

The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding Copper. The Trust does not anticipate making regular cash distributions to unitholders.

Investment Strategies of the Trust

The Trust’s principal investment strategy is to invest primarily in long-term holdings of Copper and generally will not speculate with regard to short-term changes in Copper prices.

The Trust is expressly prohibited from investing in units or shares of other investment funds or collective investment schemes other than money market mutual funds and then only to the extent that its interest does not exceed 10% of the total net assets of the Trust.

The Trust may not borrow funds except under limited circumstances as set out in NI 81-102 and, in any event, not in excess of 10% of the total net assets of the Trust.

Borrowing Arrangements

As of the date of this prospectus supplement, the Trust has no borrowing arrangements in place and is unleveraged. The Trust has historically not used leverage and the Manager has no intention of doing so in the future (save for short-term borrowings to settle trades). Unitholders will be notified of any changes to the Trust’s use of leverage.

Trustee

The Trustee, a trust company organized under the federal laws of Canada, is the trustee of the Trust. The Trustee holds title to the Trust’s assets and has, together with the Manager, exclusive authority over the assets and affairs of the Trust, provided that the Manager may also delegate certain investment management, clerical, administrative and operational services of the Trust (including without limitation to one or more technical advisors and/or investment managers), at the Manager’s sole discretion, pursuant to the Trust Agreement and the Management Agreement. The Trustee has a fiduciary responsibility to act in the best interest of the unitholders. The Trustee also acts as custodian on behalf of the Trust for the Trust’s assets other than Copper. Various Facilities owned by the warehouse service providers in the Storage Jurisdictions will store the Copper owned by the Trust on behalf of the Trust.

The Trustee acts as custodian on behalf of the Trust for the Trust’s assets other than Copper. The Trustee is not responsible for the holding or control of any of the Trust’s assets that are not directly held by the Trustee or its appointed sub-custodians. Under the Trust Agreement, the Manager, with the consent of the Trustee, may determine to change the custodial arrangements of the Trust.

REDEMPTIONS OF UNITS

Subject to the terms of the Trust Agreement and the Manager’s right to suspend redemptions in the circumstances described below, and the other limitations to which redemptions are subject as described below, trust units may be redeemed at the option of a unitholder on a monthly basis for physical Copper or cash. All redemptions will be determined using U.S. dollars, regardless of whether the redeemed trust units were acquired on the TSX, the NYSE Arca or another exchange or trading facility.

Redemptions for Copper

Unitholders whose trust units are redeemed for Copper will be entitled to receive a redemption price equal to the aggregate value of the net asset value for a particular class or series of a class of trust units (the “Class Net Asset Value”) per trust unit of the redeemed trust units as at 4:00 p.m. Toronto time (the “Valuation Time”) on the last business day of the applicable month when the NYSE Arca is open for trading (the “Monthly Redemption Date”) in the month during which the redemption request is processed. Redemption requests must be for amounts that are at least equivalent to the value of one Minimum Physical Redemption Lot or an integral multiple thereof, plus applicable expenses. A “Minimum Physical Redemption Lot” means the equivalent of 100 metric tonnes of Copper. Any fractional amount of redemption proceeds (adjusted for applicable expenses) payable in excess of a Minimum Physical Redemption Lot or an integral multiple thereof, but below an incremental Minimum Physical Redemption Lot, will, in the Manager’s sole discretion, be paid in Copper or the equivalent value in cash at a rate equal to 100% of the Class Net Asset Value of the redeemed trust units as at the Valuation Time on the applicable Monthly Redemption Date that represents such excess amount. A unitholder redeeming trust units for Copper will be responsible for the expenses incurred in connection with effecting the redemption including, to the extent required, sales or other value-added taxes (as determined by the Manager in its sole discretion) and applicable transfer and delivery expenses, including the handling, logistical requirements and administration of the Copper Redemption Notice (as defined below), the transfer of the Copper for the trust units that are being redeemed and the applicable fees charged by, for any redemption of trust units for Copper in accordance with the Trust Agreement, the Facility or Facilities where the transfer of Copper will occur, as designated by the Manager in accordance with the Trust Agreement (the “Designated Facility”) in connection with such redemption, including but not limited to ownership transfer fees.

Unitholders that are constituted and authorized as undertakings for collective investment in transferable securities (UCITS) or are otherwise prohibited by their investment policies, guidelines or restrictions from receiving Copper may only redeem trust units for cash pursuant to the Trust Agreement.

From inception to May 4, 2026, no trust units have been redeemed for physical Copper.

Procedure to Redeem for Copper

A unitholder that owns a sufficient number of trust units who desires to exercise redemption privileges for physical Copper must do so by instructing his, her or its broker to deliver to the registrar and transfer agent on behalf of the unitholder a written notice (the “Copper Redemption Notice”) of the unitholder’s intention to redeem units for Copper. A Copper Redemption Notice must be received by the registrar and transfer agent no later than 4:00 p.m. on the 15th day of the month in which the Copper Redemption Notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any Copper Redemption Notice received after such time will be processed on the next Monthly Redemption Date. Any Copper Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

Except as provided under ‘‘Redemption of Units—Suspension of Redemptions” below, by instructing a broker to deliver to the registrar and transfer agent a Copper Redemption Notice, the unitholder shall be deemed to have irrevocably surrendered his, her or its trust units for redemption and appointed such broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

Once a Copper Redemption Notice is received by the registrar and transfer agent, the registrar and transfer agent, together with the Manager, will determine whether such Copper Redemption Notice complies with the applicable requirements, is for an amount of Copper that is equal to at least one Minimum Physical Redemption Lot plus applicable expenses, contains “in warehouse” transfer and delivery instructions that are acceptable to the Designated Facility (including an identified account in good standing with the Designated Facility), and, to the extent required (as determined by the Manager in its sole discretion), any tax identification information, resale certificate or other sales or value-added tax related information. If the registrar and transfer agent and the Manager determine that the Copper Redemption Notice complies with all applicable requirements, the registrar and transfer agent will provide a notice to such redeeming unitholder’s broker confirming that the Copper Redemption Notice was received and determined to be complete.

Any Copper Redemption Notice delivered to the registrar and transfer agent regarding a unitholder’s intent to redeem trust units that the registrar and transfer agent or the Manager, in their sole discretion, determines to be incomplete, not in proper form, not duly executed or for an amount (taking into account applicable expenses) of Copper less than at least one Minimum Physical Redemption Lot shall for all purposes be void and of no effect, and the redemption privilege to which it relates shall be considered for all purposes not to have been exercised thereby. If the registrar and transfer agent and the Manager determine that the Copper Redemption Notice does not comply with the applicable requirements, the registrar and transfer agent will provide a notice explaining the deficiency to the unitholder’s broker. If the Copper Redemption Notice is determined to have complied with the applicable requirements, the registrar and transfer agent and the Manager will determine as at the Valuation Time on the applicable Monthly Redemption Date the amount of Copper and the amount of cash that will be delivered to the redeeming unitholder. Also on such applicable Monthly Redemption Date, the redeeming unitholder’s broker will deliver the redeemed trust units to CDS or DTC, as the case may be, for cancellation.

Based on instructions from the Manager, the Designated Facility will arrange for “in warehouse” transfer and delivery of the requisite amount of Copper from the Trust’s holdings of Copper at the Designated Facility to the unitholder’s account at the Designated Facility. As directed by the Manager, any cash to be received by a redeeming unitholder in connection with a redemption of trust units for Copper will be delivered or caused to be delivered by the Manager to the unitholder’s brokerage account within approximately 15 business days of the applicable Monthly Redemption Date.

Transfer of Copper to the Redeeming Unitholder

On or before the fifth business day of each month, the Manager shall designate the Facility where the transfer of Copper will occur for, and which shall be the Designated Facility for the purposes of, the next occurring Monthly Redemption Date. Such designation shall be made available on the website established by the Manager from time to time for the Trust, which as of the date hereof is: www.sprott.com/copper.

A unitholder redeeming trust units for Copper will receive the Copper via an “in warehouse” transfer and delivery from the Trust’s holdings of Copper at the Designated Facility to the unitholder’s account at the Designated Facility. Copper received by a unitholder as a result of a redemption of trust units will be transferred pursuant to delivery instructions provided by the unitholder and shall only be delivered to an account established by the unitholder at the Designated Facility. The Designated Facility shall be engaged by, or on behalf of, the redeeming unitholder.

Costs associated with the redemption of trust units and the transfer of Copper will be borne by the redeeming unitholder. The redeeming unitholder will also be responsible for any and all fees charged by the Designated Facility, including any transfer or setup fees. Upon request, the Manager will provide unitholders interested in redeeming trust units for Copper with an estimate of the current costs associated with the transfer of Copper pursuant to the unitholder’s transfer and delivery instructions.

The transfer of Copper in connection with a redemption of trust units will occur as soon as practicable and, in any event, approximately 15 business days after the applicable Monthly Redemption Date, subject to the timelines, policies and procedures at any Designated Facility.

Redemptions for Cash

Unitholders whose trust units are redeemed for cash will be entitled to receive a redemption price per trust unit equal to 95% of the lesser of (i) the volume-weighted average trading price of the trust units traded on the NYSE Arca, or if trading has been suspended or not commenced on the NYSE Arca, the trading price (in U.S. dollars) of the trust units traded on the TSX, for the five days on which the respective exchange is open for trading for the month in which the redemption request is processed; and (ii) the Class Net Asset Value of the redeemed trust units as at the Valuation Time on the applicable Monthly Redemption Date, less an administration fee payable to the Trust equal to the out-of-pocket fees, costs and expenses of the Trust associated with such redemption, including amounts payable under the Management Agreement in connection with the sale of Copper to fund the cash redemption amount, and a further administration fee payable to the Manager equal to 1.0% of the aggregate Class Net Asset Value of the redeemed trust units as at the Valuation Time on the applicable Monthly Redemption Date to offset the handling, logistical requirements and administration in connection with a redemption of trust units for cash.

Cash proceeds from the redemption of trust units will be transferred to a redeeming unitholder approximately 15 business days following the applicable Monthly Redemption Date, subject to the terms of and conditions of the sales of Copper by the Trust to fund the cash redemption amount.

From inception to May 4, 2026, 498,417 trust units have been redeemed for cash.

Procedure to Redeem for Cash

To redeem trust units for cash, a unitholder must instruct the unitholder’s broker to deliver a notice to redeem trust units for cash (the “Cash Redemption Notice”) to the registrar and transfer agent. A Cash Redemption Notice must be received by the registrar and transfer agent no later than 4:00 p.m. on the 15th day of the month in which the Cash Redemption Notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any Cash Redemption Notice received after such time will be processed on the next Monthly Redemption Date. Any Cash Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

Except as provided under ‘‘Redemption of Units—Suspension of Redemptions’’ below, by instructing his, her or its broker to deliver to the registrar and transfer agent a Cash Redemption Notice, the redeeming unitholder will be deemed to have irrevocably surrendered his, her or its trust units for redemption and appointed such broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

Any Cash Redemption Notice delivered to the registrar and transfer agent regarding a unitholder’s intent to redeem trust units that the registrar and transfer agent or the Manager determines to be incomplete, not in proper form or not duly executed will for all purposes be void and of no effect and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. For each Cash Redemption Notice, the registrar and transfer agent will notify the redeeming unitholder’s broker that such Cash Redemption Notice has been deemed insufficient or accepted and duly processed, as the case may be.

The registrar and transfer agent and the Manager will determine as at the Valuation Time on the applicable Monthly Redemption Date the amount of cash that will be delivered to the redeeming unitholder. Also on such Monthly Redemption Date, the redeeming unitholder’s broker will deliver the redeemed trust units to CDS or DTC, as the case may be, for cancellation.

Canadian Tax Implications of Redemption

Pursuant to the Trust Agreement, the Manager, in its sole discretion, may allocate and, where applicable, designate to a unitholder who has redeemed trust units during a year an amount equal to any net income or net realized capital gains realized by the Trust for the year as a result of the disposition of any of the Trust’s property to satisfy the Copper Redemption Notice or the Cash Redemption Notice, as the case may be, given by such unitholder or such other amount that is determined by the Manager to be reasonable. See “Material Canadian Federal Income Tax Considerations”.

Suspension of Redemptions

The Manager, on behalf of the Trust, may suspend the right of unitholders to request a redemption of their trust units or postpone the date of transfer and delivery or payment of the redemption proceeds (whether Copper and/or cash, as the case may be) with the prior approval of applicable securities regulatory authorities having jurisdiction, where required, for any period during which the Manager determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Manager to determine the NAV of the Trust and the NAV per trust unit.

In the event of any such suspension, the Manager shall issue a press release announcing the suspension and shall advise the Trustee, the Trust’s valuation agent and any other agents appointed by the Manager, as applicable. The suspension may apply to all requests for redemption received prior to the suspension, but as for which payment has not been made, as well as to all requests received while the suspension is in effect. All unitholders making such requests will be advised by the Manager of the suspension and that the redemption shall be effected at a price determined on the first valuation date that the NAV per trust unit is calculated following the termination of the suspension. All such unitholders will have, and will be advised that during such suspension of redemptions that they have, the right to withdraw their requests for redemption. The suspension will terminate in any event on the first business day on which the condition giving rise to the suspension has ceased to exist or when the Manager has determined that such condition no longer exists, provided that no other condition under which a suspension is authorized then exists, at which time the Manager shall issue a press release announcing the termination of the suspension and will advise the Trustee, the Trust’s valuation agent and any other agents appointed by the Manager, as applicable. Subject to applicable Canadian and U.S. securities laws, any declaration of suspension made by the Manager, on behalf of the Trust, shall be conclusive.

Suspension of Calculation of NAV Per Trust Unit

During any period in which the right of unitholders to request a redemption of their trust units for Copper and/or cash is suspended, the Manager, on behalf of the Trust, will direct the Trust’s valuation agent to suspend the calculation of the NAV of the Trust, the NAV per trust unit, the Class Net Asset Value and the Class Net Asset Value per trust unit. During any such period of suspension, the Trust will not issue or redeem any trust units. In the event of any such suspension or termination thereof, the Manager shall issue a press release announcing the suspension or the termination of such suspension, as the case may be.

RISK FACTORS

You should consider carefully the risks described in the “Risk Factors” beginning on page 10 of the accompanying prospectus and AIF, which are incorporated by reference in this prospectus supplement, before making an investment decision. You should also refer to the other information included and incorporated by reference herein, including but not limited to, the AIF, the Annual Financial Statements and the Annual MRFP that are incorporated by reference herein. See “Documents Incorporated by Reference”.

USE OF PROCEEDS

The net proceeds from the offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of trust units through the Agents in an “at-the-market distribution” will represent the gross proceeds after deducting the applicable compensation payable to the Agents under the sales agreement. The Manager may bear the expenses of the distribution. The net proceeds will be used by the Trust to acquire Copper in accordance with the Trust’s objective and subject to the Trust’s investment and operating restrictions described herein. See “Sprott Physical Copper Trust — Business of the Trust — Investment Objectives of the Trust” and “Sprott Physical Copper Trust — Business of the Trust — Investment and Operating Restrictions” in the accompanying prospectus. Each time trust units are issued and sold under this prospectus supplement, the Trust will reimburse the Manager for expenses paid by it in respect of that drawdown, but only to the extent there is a sufficient premium between the NAV per trust unit and the market price at which each such trust unit is sold under the offering.

The offering and the use of the net proceeds from the offering are intended to be accretive to NAV per trust unit and are intended to lead to an increase in Copper owned per unitholder on an overall basis. The Manager believes that the offering may increase liquidity for the trust units with the goal to make the Trust more available for institutional investors. In addition, the offering may result in economies of scale which may lead to an ultimate decrease of expenses on a per trust unit basis. Due to the nature of the “at-the-market” offering, the Manager will be able to utilize the program immediately or from time to time when it deems it appropriate.

CAPITALIZATION

On May 1, 2026, the total NAV of the Trust and the NAV per unit of the Trust were US$190,104,905.31 and US$11.8621, respectively, and there were a total of 16,026,266 units of the Trust issued and outstanding.

DESCRIPTION OF THE UNITS OF THE TRUST

The Trust is authorized to issue an unlimited number of units of the Trust in one or more classes and series of a class. Currently, the Trust has issued only one class or series of trust units, which is the class of trust units that are qualified by this prospectus supplement. Subject to amendment in accordance with the Trust Agreement, the Manager shall have sole discretion in determining whether the capital of the Trust is divided into one or more classes of trust units and into one or more series of each such class of trust units, the attributes that shall attach to each class or series of trust units and whether any class or series of trust units should be redesignated as a different class or series from time to time. Each trust unit of a class or series of a class represents an undivided beneficial interest in the net assets of the Trust attributable to that class or series of a class of trust units. Trust units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the Trust Agreement. All trust units of the same class or series of a class have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Trust units and fractions thereof are issued only as fully paid and non-assessable. Trust units have no preference, conversion, exchange or pre-emptive rights. Each whole unit of the Trust of a particular class or series of a class entitles the holder thereof to a vote at meetings of unitholders where all classes vote together, or to a vote at meetings of unitholders where that particular class or series of a class of unitholders votes separately as a class.

The Trust may not issue trust units except (i) if the net proceeds per trust unit to be received by the Trust are not less than 100% of the most recently calculated NAV per trust unit immediately prior to, or upon, the determination of the pricing of such issuance; (ii) by way of trust unit distribution in connection with an income distribution; or (iii) with the approval of unitholders by extraordinary resolution and subject to applicable securities laws.

Registration or transfers of the trust units will be made through CDS Clearing and Depository Services Inc., and/or the Depository Trust Company, each of which holds the trust units on behalf of its participants (i.e., brokers), which in turn may hold the trust units on behalf of their customers.

References in this prospectus supplement and the accompanying prospectus to a holder of trust units or unitholder mean, unless the context otherwise requires, the owner of the beneficial interest in such trust units.

The Trust and the Manager do not have any liability for: (i) records maintained by a depository relating to the beneficial interests in the trust units or the accounts maintained by such depositary; (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or (iii) any advice or representation made or given by a depositary and made or given with respect to the rules and regulations of the depositary or any action taken by a depositary or at the direction of the depositary’s participants.

The Trust has the option to terminate registration of the trust units through the non-certificated inventory system in which case certificates for trust units in fully registered form will be issued to beneficial owners of such trust units or to their nominees.

PRIOR SALES

The following table summarizes the trust units that have been issued from treasury during the 12-month period before the date of this prospectus supplement.

Date	Price Per Trust Unit (US$)	Number of Trust Units Issued
October 2, 2025	9.5500	700
October 2, 2025	9.5275	5,100
October 3, 2025	9.7300	27,300
October 3, 2025	9.7285	2,800
October 6, 2025	9.8063	13,100
October 6, 2025	9.8496	5,100
October 7, 2025	9.8700	2,800
October 8, 2025	9.8924	21,300
October 8, 2025	9.9004	6,800
October 9, 2025	9.9900	5,300
October 9, 2025	9.9647	25,900
October 15, 2025	9.8700	2,800
October 15, 2025	9.8563	1,800
October 17, 2025	9.7608	25,500
October 17, 2025	9.7862	1,000
October 20, 2025	9.7707	1,700
December 17, 2025	10.8934	8,500
December 17, 2025	10.8509	21,967
December 18, 2025	10.9012	37,200
December 18, 2025	10.8793	26,400
December 19, 2025	10.9115	45,100
December 19, 2025	10.8888	34,800
December 22, 2025	11.0428	43,300
December 22, 2025	11.0471	6,400
December 23, 2025	11.0963	21,200
December 24, 2025	11.2400	2,900
December 24, 2025	11.2386	6,600
December 29, 2025	11.5016	56,100
December 29, 2025	11.5039	50,852
December 30, 2025	11.4795	16,400
December 30, 2025	11.4667	95,300
January 2, 2026	11.6916	38,500
January 2, 2026	11.6547	60,037
January 5, 2026	11.8077	34,500
January 5, 2026	11.7821	60,600
January 6, 2026	11.9573	41,000
January 6, 2026	11.9412	137,943
January 7, 2026	12.2921	14,800
January 7, 2026	12.2624	36,825
January 8, 2026	12.2511	95,700
January 8, 2026	12.3415	17,700
January 9, 2026	12.0292	50,200
January 9, 2026	12.1290	145,100
January 12, 2026	12.2059	58,802
January 12, 2026	12.1658	104,100
January 13, 2026	12.3289	10,200

Date	Price Per Trust Unit (US$)	Number of Trust Units Issued
January 13, 2026	12.3020	20,802
January 14, 2026	12.3105	14,800
January 14, 2026	12.2966	27,900
January 15, 2026	12.3847	62,400
January 15, 2026	12.3671	89,645
January 16, 2026	12.7171	169,500
January 16, 2026	12.7192	330,704
January 19, 2026	12.6412	131,900
January 19, 2026	12.6832	105,000
January 20, 2026	12.1651	127,000
January 20, 2026	12.2389	212,896
January 21, 2026	12.1700	136,300
January 21, 2026	12.1406	189,150
January 22, 2026	12.0871	243,800
January 22, 2026	12.1082	54,200
January 23, 2026	11.8392	328,900
January 23, 2026	11.8990	22,200
January 26, 2026	12.1767	419,600
January 26, 2026	12.1666	588,077
January 29, 2026	12.1118	141,000
January 29, 2026	12.1119	61,000
February 2, 2026	12.3600	1,000
February 2, 2026	12.3627	11,200
February 3, 2026	12.2681	21,303
February 3, 2026	12.1119	45,106
February 6, 2026	11.8426	9,300
February 9, 2026	11.8853	86,700
February 9, 2026	11.9794	1,000
February 11, 2026	12.0300	7,200
February 26, 2026	12.1625	5,300
February 26, 2026	12.1461	9,500
February 27, 2026	12.2023	12,674
February 27, 2026	12.2301	7,300
March 3, 2026	12.2206	58,000
March 3, 2026	12.2162	6,500
March 4, 2026	12.0758	18,900
March 4, 2026	12.0221	16,000

MARKET PRICE OF TRUST UNITS

The trust units are traded on the NYSE Arca under the symbol “SCOP” and on the TSX under the symbols “COP.UN” (Canadian dollar denominated) and “COP.U” (U.S. dollar denominated). The following table sets forth the reported monthly high and low prices and average trading volume of the trust units on the TSX (as reported by the TSX) for each month during the 12-month period before the date of this prospectus supplement. The trust units were listed for trading on the NYSE Arca on May 4, 2026. As of May 4, 2026, the monthly high price, monthly low price and average trading volume of the trust units on the NYSE Arca was $12.00, $11.45 and 10,491, respectively.

	TSX
	“U.UN”			“U.U”
Calendar Period	High (Cdn$)	Low (Cdn$)	Average Volume	High (US$)	Low (US$)	Average Volume
May 2025	11.05	10.11	10,634	7.99	7.25	13,367
June 2025	10.73	10.07	15,346	8.11	7.34	40,506
July 2025	10.77	9.65	17,360	7.85	6.89	33,175
August 2025	10.22	9.59	6,365	7.35	7.00	3,564
September 2025	13.14	9.81	14,859	9.55	7.14	6,639
October 2025	13.98	12.60	16,477	10.00	9.00	15,863
November 2025	14.00	13.00	12,212	9.92	9.25	2,145
December 2025	16.21	13.71	25,017	12.37	9.81	15,893
January 2026	18.94	14.03	215,722	13.70	10.40	115,728
February 2026	17.00	15.00	63,009	12.36	11.11	31,308
March 2026	16.98	12.48	54,168	12.45	9.10	30,659
April 2026	16.25	13.20	22,745	11.99	9.72	10,288
May 1 - 4, 2026	16.05	15.50	11,222	11.77	11.42	3,099

PLAN OF DISTRIBUTION

Pursuant to the sales agreement the Trust may offer and sell from time to time up to US$500,000,000 of trust units through the Agents in connection with this offering.

Sales of the trust units pursuant to the sales agreement will be made in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, consisting of sales made directly on the TSX and the NYSE Arca or any other “marketplace” (as such term is defined in NI 21-101) in Canada and the United States. Subject to the terms and conditions of the sales agreement and upon instructions from the Trust, the Agents will sell the trust units directly on the TSX and the NYSE Arca or any other “marketplace” (as such term is defined in NI 21-101) in Canada and the United States. The Trust will instruct the Agents as to the number of trust units to be sold by them. The Trust or the Agents may suspend the offering of trust units upon proper notice and subject to other conditions.

In accordance with paragraph 9.3(2) of NI 81-102, the issue price of the trust units will not (a) as far as reasonably practicable, be a price that causes dilution of the NAV of the Trust’s other outstanding securities at the time of issue and (b) be a price that is less than the most recently calculated NAV per trust unit. Accordingly, the trust units sold pursuant to the offering will not be sold at an issue price that is less than 100% of the most recently calculated NAV per trust unit immediately prior to, or upon, the determination of the pricing of such issuance.

To compensate an Agent for its services in acting as agent in the sale of trust units, the Trust will pay a cash commission of up to 3.0% of the aggregate gross proceeds of sales made by such Agent(s) pursuant to the sales agreement. The Trust estimates that the total expenses that it will incur for the offering (including fees payable to stock exchanges, securities regulatory authorities and the Trust’s counsel and its auditors, but excluding compensation payable to the Agents under the terms of the sales agreement) will be approximately US$75,000, which costs may be borne by the Manager. The Trust has also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed US$25,000. There is no arrangement for funds to be received in an escrow trust or similar arrangement.

Settlement for sales of the trust units are expected to occur on the first business day following the date on which any sales are made, or on such other date as is industry practice for regular-way trading, in return for payment of the net proceeds to the Trust. There is no arrangement for funds to be received in an escrow trust or similar arrangement. Sales of trust units in the United States will be settled through the facilities of The Depository Trust Company or by such other means as the Trust and the U.S. Agents may determine. Sales of trust units in Canada will be settled through the facilities of CDS Clearing and Depository Services Inc. or by such other means as the Trust and the Canadian Agents may determine.

None of the U.S. Agents are registered as a dealer in any Canadian jurisdiction and, accordingly, the U.S. Agents will only sell trust units on marketplaces in the United States and are not permitted to and will not, directly or indirectly, advertise or solicit offers to purchase any of the trust units in Canada. The Canadian Agents may only sell trust units in Canada.

In connection with the sale of the trust units on behalf of the Trust, the Agents will be deemed to be an “underwriter” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the compensation of the Agents will be deemed to be underwriting commissions or discounts. The Trust has agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of trust units pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. The Agents may terminate the sales agreement under the circumstances specified in the sales agreement. Each of the Trust and the Agents may also terminate the sales agreement upon giving the other party ten days’ notice.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for the Trust and its affiliates, for which services they may in the future receive customary fees. No underwriter or dealer involved in an “at-the-market” distribution, no affiliate of such an underwriter or dealer, and no person or company acting jointly or in concert with such underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the trust units or securities of the same class as the trust units distributed under this prospectus supplement, including selling an aggregate number or principal amount of trust units that would result in the underwriter or dealer creating an over-allocation position in the trust units. To the extent required by Regulation M under the Exchange Act, the Agents will not engage in any market making activities involving the trust units while the offering is ongoing under this prospectus supplement.

The trust units offered by this prospectus supplement have been approved for listing on the NYSE Arca. The TSX has conditionally approved the Trust’s application to list the trust units issued hereunder, subject to the Trust fulfilling all of the requirements of the TSX.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by an Agent, and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

Expenses of Issuance and Distribution

The expenses of the issuance and distribution may be borne by the Manager. Each time trust units are issued and sold under this prospectus supplement, the Trust will reimburse the Manager for expenses paid by it in respect of that drawdown, but only to the extent there is a sufficient premium between the NAV per trust unit and the market price at which each such trust unit is sold under the offering.

Selling Restrictions Outside of the United States and Canada

Other than in the United States and Canada, no action has been taken by the Trust that would permit a public offering of the trust units offered by this prospectus supplement in any jurisdiction outside the United States and Canada where action for that purpose is required. The trust units offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such trust units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any trust units offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

MATERIAL TAX CONSIDERATIONS

This “Material Tax Considerations” section of this prospectus supplement shall supersede the “Material Tax Considerations” section of the base shelf prospectus in its entirety.

U.S. Federal Income Tax Considerations for U.S. Holders

The following is a summary of the U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of trust units. This discussion does not purport to deal with the tax considerations of owning trust units to all categories of investors, some of which, such as dealers in securities, regulated investment companies, tax-exempt organizations, investors whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of the trust units, may be subject to special rules. This discussion does not address U.S. state or local tax, U.S. federal estate or gift tax or foreign tax considerations of the ownership and disposition of trust units. This discussion deals only with unitholders who hold the trust units as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, or local or foreign law of the ownership of trust units.

The following discussion of U.S. federal income tax matters is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), judicial decisions, administrative pronouncements and existing and proposed regulations issued by the U.S. Department of the Treasury (the “Treasury Regulations”), in each case as in effect on the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (“IRS”) or the courts will agree with the conclusions stated herein.

U.S. Federal Income Tax Classification of the Trust

The Trust has filed an affirmative election with the IRS to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of less than 10% of the outstanding units of the trust that is: a U.S. citizen or resident for U.S. federal income tax purposes, a U.S. corporation or other U.S. entity taxable as a corporation for U.S. federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust (i) if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) if the trust has validly elected to be a U.S. person under applicable Treasury Regulations.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the trust units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If a unitholder is a partner in a partnership holding the trust units, such unitholder should consult with their tax advisor.

Distributions

As described under “Sprott Physical Copper Trust – Business of the Trust – Investment Objectives of the Trust”, the Trust does not anticipate making regular cash distributions to unitholders. Subject to the passive foreign investment company (“PFIC”) discussion below, any distributions made by the Trust with respect to the trust units to a U.S. Holder will generally constitute dividends, which will generally be taxable as ordinary income to the extent of the Trust’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Trust’s earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in their trust units on a dollar-for-dollar basis and thereafter as gain from the disposition of trust units. Dividends paid on the trust units will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. In addition, since the Trust is expected to be a PFIC, as described below, dividends paid on the trust units to a U.S. Holder who is an individual, trust or estate (a “U.S. Individual Holder”) will generally not be treated as “qualified dividend income” that is taxable to U.S. Individual Holders at preferential tax rates. Any dividends will generally be treated as foreign-source income for U.S. foreign tax credit limitation purposes.

Redemption of Trust Units

As described in the Trust Agreement, a U.S. Holder may have trust units redeemed for cash or Copper. Under Section 302 of the Code, a U.S. Holder generally will be treated as having sold their trust units (rather than having received a distribution on the trust units) upon the redemption of trust units if the redemption “completely terminates” the U.S. Holder’s interest in the Trust, is “substantially disproportionate” with respect to the U.S. Holder, or is “not essentially equivalent to a dividend” with respect to the U.S. Holder, in each case within the meaning of Section 302(b) of the Code and the Treasury Regulations promulgated thereunder. A redemption is not essentially equivalent to a dividend if the reduction in the U.S. Holder’s interest as a result of the redemption constitutes a “meaningful reduction” of the U.S. Holder’s interest in the Trust based on the applicable facts and circumstances. The IRS has issued rulings in situations involving redemptions of stock owned by minority shareholders of publicly traded corporations, where each such minority shareholder owned, directly and indirectly, less than 1% of the value and voting power in such corporations, that such redemptions were not essentially equivalent to a dividend because the minority shareholders could not exercise any control over the redeeming corporation and the redemption resulted in a reduction of rights to participate in distributions. If the redemption satisfies any of these tests, the redemption will be treated as described in the relevant section below depending on whether the U.S. Holder makes a qualified electing fund (“QEF”) election, a mark-to-market election or makes no election and therefore is subject to the Default PFIC Regime (as defined below). If the redemption does not satisfy any of these tests, the redemption will be treated as described above under “Material Tax Considerations – U.S. Federal Income Tax Considerations for U.S. Holders – Distributions”. Due to the factual nature of these tests, U.S. Holders should consult their own tax advisors to determine the tax treatment of the redemption in their particular circumstances.

PFIC Status and Tax Considerations

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, the Trust will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder holds the trust units, either:

●	at least 75% of the Trust’s gross income for such taxable year consists of passive income; or

●	at least 50% of assets (as determined by average value) held by the Trust during such taxable year produce, or are held for the production of, passive income.

For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property (including commodities). The income that the Trust derives from its sale of Copper is expected to be treated as passive income for this purpose. Since substantially all of the Trust’s assets will consist of Copper and the Trust expects to derive substantially all of its income from the sale of Copper, it is expected that the Trust will be treated as a PFIC for each of its taxable years.

Assuming that the Trust is a PFIC, a U.S. Holder will be subject to different taxation rules depending on whether the U.S. Holder (1) makes an election to treat the Trust as a QEF (referred to as a “QEF election”), (2) makes a mark-to-market election with respect to the trust units, or (3) makes no election and therefore is subject to the Default PFIC Regime. As discussed in detail below, making a QEF election or a mark-to-market election generally will mitigate the otherwise adverse U.S. federal income tax consequences under the Default PFIC Regime. Under the mark-to-market election, a U.S. Holder will generally recognize income each year attributable to any appreciation in the U.S. Holder’s trust units without any corresponding distribution of cash or other property. U.S. Holders should consult their own tax advisors regarding the possibility and advisability of making such elections in their particular circumstances.

Assuming that the Trust is a PFIC, a U.S. Holder is required to file an annual report (IRS Form 8621) with the IRS reporting their investment in the Trust.

Taxation of U.S. Holders Making a Timely QEF Election

Making the Election. A U.S. Holder may make a QEF election with respect to any year that the Trust is a PFIC by filing IRS Form 8621 with their U.S. federal income tax return. The Trust intends to annually provide each U.S. Holder with all necessary information in order to make and maintain a QEF election. A U.S. Holder who makes a QEF election for the first taxable year in which they own trust units, or an “Electing Holder,” will not be subject to the Default PFIC Regime for any taxable year. We will refer to an Electing Holder that is a U.S. Individual Holder as a “Non-Corporate Electing Holder.” A U.S. Holder who does not make a timely QEF election (or mark-to-market election, as discussed below) will be subject to the Default PFIC Regime for taxable years during any portion of such U.S. Holder’s holding period in which a QEF election was not in effect, unless such U.S. Holder makes a special “purging” election. A U.S. Holder who does not make a timely QEF election is encouraged to consult such U.S. Holder’s tax advisors regarding the availability and tax consequences of such purging election.

Current Taxation and Dividends. An Electing Holder must report each year for U.S. federal income tax purposes their pro rata share of the Trust’s ordinary earnings and the Trust’s net capital gain, if any, for the Trust’s taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from the Trust by the Electing Holder. A Non-Corporate Electing Holder’s pro rata share of the Trust’s net capital gain generally will be taxable under current U.S. federal income tax law at a maximum rate of 28% to the extent attributable to sales of Copper by the Trust if the Trust has held the Copper for more than one year. Otherwise, such gain will generally be treated as ordinary income.

If any unitholder redeems their trust units for Copper (regardless of whether the unitholder requesting redemption is a U.S. Holder or an Electing Holder), the Trust will be treated as if it sold Copper for its fair market value in order to redeem the unitholder’s trust units. As a result, any Electing Holder will be required to currently include in income their pro rata share of the Trust’s gain from such deemed disposition (taxable under current U.S. federal income tax law to a Non-Corporate Electing Holder at a maximum rate of 28% if the Trust has held the Copper for more than one year), even though the deemed disposition by the Trust is not attributable to any action on the Electing Holder’s part. If any unitholder redeems trust units for cash and the Trust sells Copper to fund the redemption (regardless of whether the unitholder requesting redemption is a U.S. Holder or an Electing Holder), an Electing Holder similarly will include in income their pro rata share of the Trust’s gain from the sale of the Copper, which will be taxable as described above even though the Trust’s sale of Copper is not attributable to any action on the Electing Holder’s part. An Electing Holder’s adjusted tax basis in the trust units will be increased to reflect any amounts currently included in income under the QEF rules. Distributions of earnings and profits that had been previously included in income will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in the trust units and will not be taxed again once distributed. Any other distributions will generally be treated as discussed above under “Material Tax Considerations - U.S. Federal Income Tax Considerations for U.S. Holders - Distributions”.

Income inclusions under the QEF rules described above generally should be treated as foreign-source income for U.S. foreign tax credit limitation purposes, but Electing Holders should consult their tax advisors in this regard.

Sale, Exchange or Other Disposition. An Electing Holder will generally recognize capital gain or loss on the sale, exchange, or other disposition of the trust units in an amount equal to the excess of the amount realized on such sale, exchange, or other disposition over the Electing Holder’s adjusted tax basis in the trust units. Such gain or loss will be treated as a long-term capital gain or loss if the Electing Holder’s holding period in the trust units is greater than one year at the time of the sale, exchange or other disposition. Long-term capital gains of U.S. Individual Holders currently are taxable at preferential rates. An Electing Holder’s ability to deduct capital losses is subject to certain limitations. Any gain or loss will generally be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes.

An Electing Holder that redeems their trust units will be required to currently include in income their pro rata share of the Trust’s gain from the deemed or actual disposition of Copper, as described above, which will be taxable under current U.S. federal income tax law to a Non-Corporate Electing Holder at a maximum rate of 28% (plus, if applicable, any tax on net investment income, as described below) if the Trust has held the Copper for more than one year. The Electing Holder’s adjusted tax basis in the trust units will be increased to reflect such gain that is included in income. The Electing Holder will further recognize capital gain or loss on the redemption in an amount equal to the excess of the fair market value of the Copper or cash received upon redemption over the Electing Holder’s adjusted tax basis in the trust units. Such gain or loss will be treated as described in the preceding paragraph.

Taxation of U.S. Holders Making a Mark-to-Market Election

Making the Election. Alternatively, if, as is anticipated, the trust units are treated as “marketable stock,” a U.S. Holder will be allowed to make a mark-to-market election with respect to the trust units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. For this purpose, the trust units will be treated as marketable stock if they are regularly traded on a qualified exchange or other market. A qualified exchange or other market means either a U.S. national securities exchange that is registered with the SEC or a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, and which satisfies certain regulatory and other requirements. The Trust believes that both the TSX and the NYSE Arca should be treated as qualified exchanges or other markets for this purpose. The trust units will be regularly traded on a qualified exchange or other market for any calendar year during which they are traded (other than in de minimis quantities) on at least 15 days during each calendar quarter.

Current Taxation and Dividends. If a mark-to-market election is made, the electing U.S. Holder will generally include as ordinary income in each taxable year the excess, if any, of the fair market value of the trust units at the end of the taxable year over such U.S. Holder’s adjusted tax basis in the trust units. The U.S. Holder will also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the trust units over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Any income inclusion or loss under the preceding rules should be treated as gain or loss from the sale of the trust units for purposes of determining the source of the income or loss. Accordingly, any such gain or loss should generally be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes. Such a U.S. Holder’s tax basis in their trust units will be adjusted to reflect any such income or loss amount. Distributions by the Trust to a U.S. Holder who has made a mark-to-market election generally will be treated as discussed above under “Material Tax Considerations - U.S. Federal Income Tax Considerations for U.S. Holders - Distributions”.

Sale, Exchange or Other Disposition. Gain realized on the sale, exchange, redemption or other disposition of the trust units by a U.S. Holder electing mark-to-market treatment will be treated as ordinary income, and any loss realized on the sale, exchange, redemption or other disposition of the trust units will be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. Any loss in excess of such previous inclusions will be treated as a capital loss by the U.S. Holder. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Any such gain or loss should generally be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, a U.S. Holder who does not make either a QEF election or a mark-to-market election for a year in which the Trust is a PFIC (a “Non-Electing Holder”) will be subject to special rules (the “Default PFIC Regime”) with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the trust units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the trust units), and (2) any gain realized on the sale, exchange, redemption or other disposition of the trust units.

Under the Default PFIC Regime:

●	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the trust units;

●	the amount allocated to the current taxable year and any taxable year before the Trust became a PFIC would be taxed as ordinary income; and

●	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Any distributions other than “excess distributions” by the Trust to a Non-Electing Holder will be treated as discussed above under “Material Tax Considerations - U.S. Federal Income Tax Considerations for U.S. Holders - Distributions”.

The adverse tax consequences on the excess distributions would not apply to a pension or profit-sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of the trust units. If a Non-Electing Holder who is an individual dies while owning the trust units, such Non-Electing Holder’s successor generally would not receive a step-up in tax basis with respect to the trust units.

The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the application of such rules in their particular circumstances.

3.8% Tax on Net Investment Income

A U.S. Holder that is an individual, estate, or, in certain cases, a trust, is generally subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s net investment income for the taxable year; and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include dividends distributed by the Trust and capital gains from the sale, redemption or other disposition of the trust units. This tax is in addition to any income taxes due on such investment income.

Income inclusions under the QEF rules will generally not be considered “net investment income” unless: (1) the Electing Holder holds the trust units in connection with a trade or business of trading in financial instruments or commodities; or (2) the Electing Holder elects to treat the income inclusion under the QEF rules as “net investment income”. If an Electing Holder does not make this election, such holder’s tax basis in the trust units will not be increased by the amount of income inclusions under the QEF rules for purposes of calculating “net investment income” upon the sale, redemption or other disposition of the trust units. With respect to a U.S. Holder that has made a mark-to-market election with respect to the trust units, income inclusions under the mark-to-market election will be included in the calculation of “net investment income”. An excess distribution made to a U.S. Holder subject to the Default PFIC Regime will be included in “net investment income” to the extent that such distribution constitutes a dividend for U.S. federal income tax purposes.

If you are a U.S. Holder that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of the 3.8% tax on net investment income to your trust units.

Foreign Taxes

Distributions, if any, by the Trust may be subject to Canadian withholding taxes as discussed under “Material Tax Considerations - Material Canadian Federal Income Tax Considerations - Canadian Taxation of Unitholders - Unitholders Not Resident in Canada”. A U.S. Holder may elect to either treat such taxes as a credit against U.S. federal income taxes (subject to certain limitations) or deduct their share of such taxes in computing such U.S. Holder’s U.S. federal taxable income, provided that such U.S. Holder elects to do so for all creditable foreign taxes. No deduction for foreign taxes may be claimed by an individual who does not itemize deductions.

Material Canadian Federal Income Tax Considerations

The following is, as of the date hereof, a general description of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Tax Act”) to the acquisition, holding and disposition of trust units by a unitholder. This description is generally applicable to a unitholder who deals at arm’s length and is not affiliated with the Trust and holds trust units as capital property. Trust units will generally be considered capital property to a unitholder unless the unitholder holds the trust units in the course of carrying on a business of trading or dealing in securities or has acquired the trust units in a transaction or transactions considered to be an adventure in the nature of trade. Certain Canadian-resident unitholders who might not otherwise be considered to hold their trust units as capital property may be entitled to have their trust units (and every other “Canadian security” owned by them in that taxation year or any subsequent taxation year) treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Such unitholders should consult their own tax advisors regarding the availability and appropriateness of making this election having regard to their particular circumstances.

This description is not applicable to a unitholder: (i) that is a “financial institution”, (ii) that is a “specified financial institution”, (iii) that has elected to determine its “Canadian tax results” in accordance with the “functional currency” rules in the Tax Act, (iv) an interest in which is a “tax shelter investment”, or (v) who enters into a “derivative forward agreement” with respect to the trust units (as all such terms are defined in the Tax Act). This description assumes that the Trust is not subject to a “loss restriction event”, as defined in the Tax Act. In addition, this description does not address the deductibility of interest by a unitholder who has borrowed to acquire trust units. All such unitholders should consult with their own tax advisors.

This description is also based on the assumption (discussed below under “Material Tax Considerations – Material Canadian Federal Income Tax Considerations - Canadian Taxation of the Trust - SIFT Trust Rules”) that the Trust will at no time be a “SIFT trust” as defined in the Tax Act.

As a result of the Amendments, the Trust became a “unit trust” and a “mutual fund trust” within the meaning of the Tax Act. The Manager expects that the Trust will continue to meet the requirements necessary for it to qualify as a “unit trust” and a “mutual fund trust” at all relevant times. Accordingly, this description is based on the assumption that the Trust currently qualifies as a “unit trust” and a “mutual fund trust” within the meaning of the Tax Act and will continue to so qualify at all times.

This description is based on the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and an understanding of the current administrative and assessing policies of the Canada Revenue Agency (the “CRA”). There can be no assurance that the Tax Proposals will be implemented in their current form or at all, nor can there be any assurance that the CRA will not change its administrative or assessing practices. This description further assumes that the Trust will comply with the Trust Agreement and that the Manager and the Trust will comply with a certificate issued to Canadian counsel regarding certain factual matters. Except for the Tax Proposals, this description does not otherwise take into account or anticipate any change in the law, whether by legislative, governmental or judicial decision or action, which may affect adversely any income tax consequences described herein, and does not take into account provincial, territorial or foreign tax considerations, which may differ significantly from those described herein.

This description is not exhaustive of all possible Canadian federal tax considerations applicable to an investment in trust units. Moreover, the income and other tax consequences of acquiring, holding or disposing of trust units will vary depending on a taxpayer’s particular circumstances. Accordingly, this description is of a general nature only and is not intended to constitute legal or tax advice to any unitholder or prospective purchaser of trust units. You should consult with your own tax advisors about tax consequences of an investment in trust units based on your particular circumstances.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of trust units (including distributions, adjusted cost base and proceeds of disposition), or transactions of the Trust, must be expressed in Canadian dollars. Amounts denominated in United States dollars must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

Qualification as a Mutual Fund Trust

One of the conditions to qualify as a mutual fund trust for the purposes of the Tax Act is that the Trust has not been established or maintained primarily for the benefit of non-residents unless, at all times, all or substantially all of the Trust’s property consists of property other than “taxable Canadian property” within the meaning of the Tax Act. Copper is not “taxable Canadian property”. Accordingly, based on the investment objectives and investment restrictions, the Trust should not hold any such property.

In addition, to qualify as a mutual fund trust: (i) the Trust must be a Canadian resident “unit trust” for purposes of the Tax Act; (ii) the only undertaking of the Trust must be (a) the investing of its funds in property (other than real property or interests in real property), or (b) the acquiring, holding, maintaining, improving, leasing or managing of any real property (or interest in real property) that is capital property of the Trust, or (c) any combination of the activities described in (a) and (b); and (iii) the Trust must comply with certain minimum requirements regarding the ownership and dispersal of trust units (the “minimum distribution requirements”).

In this regard, as of the date hereof, (i) the Manager intends to cause the Trust to qualify as a unit trust throughout the remaining life of the Trust; (ii) the Trust’s undertaking conforms with the restrictions for mutual fund trusts; and (iii) the Manager has no reason to believe at the date hereof that the Trust will not comply with the minimum distribution requirements at all material times.

If the Trust were not to qualify as a mutual fund trust at all times as of the date hereof, the income tax considerations described in this description would, in some respects, be materially and adversely different.

Canadian Taxation of the Trust

Each taxation year of the Trust will end on December 31. In each taxation year, the Trust will be subject to tax under Part I of the Tax Act on any income for the year, including net realized taxable capital gains, less the portion thereof that it deducts in respect of the amounts paid or payable in the year to unitholders. An amount will be considered to be payable to a unitholder in a taxation year if it is paid to the unitholder in the year by the Trust or if the unitholder is entitled in that year to enforce payment of the amount. The Trust intends to deduct, in computing its income in each taxation year, such amount in each year as will be sufficient to ensure that the Trust will generally not be liable for income tax under Part I of the Tax Act. However, as the Trust will not qualify as a “mutual fund trust” throughout its current taxation year, there are circumstances in which the Trust, despite making such distributions, may be liable for alternative minimum tax in its current taxation year. As the Manager intends that the Trust will qualify as a “mutual fund trust” throughout future taxation years, the Trust should not be subject to any alternative minimum tax in future taxation years.

A trust that is a “mutual fund trust” for purposes of the Tax Act throughout a taxation year will be entitled for each such taxation year to reduce (or receive a refund in respect of) its liability, if any, for tax on its capital gains by an amount determined under the Tax Act based on the redemption of trust units during the year (“Capital Gains Refund”). As the Trust will only qualify as a “mutual fund trust” for a portion of its current taxation year, the Capital Gains Refund will not be available to the Trust for its current taxation year, but is expected to be available in future taxation years of the Trust as the Manager intends that the trust will qualify as a mutual fund trust throughout such taxation years.

One-half of the amount of any capital gain (a “taxable capital gain”) realized by the Trust in a taxation year must be included in computing the Trust’s income for the year, and one-half of the amount of any capital loss (an “allowable capital loss”) realized by the Trust in a taxation year must be deducted against any taxable capital gains realized by the Trust in the year. Any excess of allowable capital losses over taxable capital gains for a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized by the Trust to the extent and under the circumstances described in the Tax Act.

The CRA has expressed the opinion that gains (or losses) of mutual fund trusts resulting from transactions in commodities should generally be treated for purposes of the Tax Act as being derived from an adventure in the nature in trade, so that such transactions give rise to ordinary income rather than capital gains — although the treatment in each particular case remains a question of fact to be determined having regard to all the circumstances. In the view of Canadian counsel, the holding by the Trust of Copper with no intention of disposing of such Copper except in specie on a redemption of trust units likely would not represent an adventure in the nature of trade so that a disposition, on a redemption of trust units, of Copper that previously had been acquired without such intention would likely give rise to a capital gain (or capital loss) to the Trust. As the Manager intends for the Trust to be a long-term holder of Copper and does not anticipate that the Trust will sell its Copper (otherwise than where necessary to fund expenses of the Trust), the Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of Copper as capital gains (or capital losses). If the CRA were to assess or reassess the Trust on the basis that gains realized on dispositions of Copper were not on capital account, then the Trust could be required to pay Canadian income tax on such gains under Part I of the Tax Act to the extent such gains were not distributed to unitholders, which could reduce the NAV for all unitholders.

The Trust is entitled to deduct in computing its income reasonable administrative and other operating expenses (other than certain expenses on account of capital) incurred by it for the purposes of earning income (other than taxable capital gains). No assurance can be provided that administration expenses of the Trust will not be considered to be on account of capital. The Trust generally may also deduct from its income for the year a portion of the reasonable expenses incurred by it to issue trust units. The portion of the issue expenses deductible by the Trust in a taxation year is 20% of the total issue expenses, pro rated where the Trust’s taxation year is less than 365 days.

Losses incurred by the Trust in a taxation year cannot be allocated to unitholders, but may be deducted by the Trust in future years in accordance with the Tax Act.

SIFT Trust Rules

The Trust will be a “SIFT trust” as defined in the Tax Act for a taxation year of the Trust if in that year the trust units are listed or traded on a stock exchange or other public market and the Trust holds one or more “non-portfolio properties”, as defined in the Tax Act. If the Trust were a SIFT trust for a taxation year of the Trust, it would effectively be taxed similarly to a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by unitholders would be treated as dividends from a taxable Canadian corporation.

Copper and other property of the Trust will be non-portfolio property if such property is used by the Trust (or by a person or partnership with which it does not deal at arm’s length within the meaning of the Tax Act) in the course of carrying on a business in Canada. In some circumstances, significant holdings of “securities” (the term “security” is broadly defined in the Tax Act) of other entities could also be non-portfolio property.

The Trust is subject to investment restrictions, including a prohibition against carrying on any business, that are intended to ensure that it will not be a SIFT trust. The mere holding by the Trust of Copper as capital property (or as an adventure in the nature of trade) would not represent the use of such property in carrying on a business in Canada and, therefore, would not by itself cause the Trust to be a SIFT trust.

Canadian Taxation of Unitholders

Unitholders Resident in Canada

This part of the general description of the principal Canadian federal income tax considerations is applicable to a unitholder who, for the purposes of the Tax Act and any applicable tax treaty, is, or is deemed to be, resident in Canada at all relevant times (a “Canadian unitholder”). This portion of the description is primarily directed at unitholders who are individuals. Unitholders who are Canadian resident corporations, trusts or other entities should consult their own tax advisors regarding their particular circumstances.

Canadian unitholders will generally be required to include in their income for tax purposes for a particular year the portion of the income of the Trust for that particular taxation year, including net realized taxable capital gains, if any, that is paid or payable to the Canadian unitholder in the particular taxation year, whether such amount is received in additional trust units or cash. Provided that appropriate designations are made by the Trust, such portion of its net taxable capital gains as is paid or payable to a Canadian unitholder will effectively retain its character and be treated as such in the hands of the unitholder for purposes of the Tax Act.

The non-taxable portion of any net realized capital gains of the Trust that is paid or payable to a Canadian unitholder in a taxation year will not be included in computing the Canadian unitholder’s income for the year. Any other amount in excess of the income of the Trust that is paid or payable to a Canadian unitholder in such year also will not generally be included in the Canadian unitholder’s income for the year. However, where such other amount is paid or payable to a Canadian unitholder (other than as proceeds of disposition of trust units), the Canadian unitholder generally will be required to reduce the adjusted cost base of a trust unit to the Canadian unitholder by such amount. To the extent that the adjusted cost base of a trust unit would otherwise be less than zero, the negative amount will be deemed to be a capital gain realized by the Canadian unitholder from the disposition of the trust unit and the Canadian unitholder’s adjusted cost base in respect of the trust unit will be increased by the amount of such deemed capital gain to zero.

Upon the actual or deemed disposition of a trust unit, including its redemption, a capital gain (or a capital loss) will generally be realized to the extent that the proceeds of disposition of the trust unit exceed (or are exceeded by) the aggregate of the adjusted cost base of the trust unit to the Canadian unitholder and any costs of disposition. For the purpose of determining the adjusted cost base to a Canadian unitholder of a trust unit, when a trust unit is acquired, the cost of the newly acquired trust unit will be averaged with the adjusted cost base of all trust units owned by the Canadian unitholder as capital property that were acquired before that time. For this purpose, the cost of trust units that have been issued as an additional distribution will generally be equal to the amount of the net income or capital gain distributed to the Canadian unitholder in trust units. A consolidation of trust units following a distribution paid in the form of additional trust units will not be regarded as a disposition of trust units and will not affect the aggregate adjusted cost base to a Canadian unitholder of trust units.

One-half of capital gains (“taxable capital gains”) are included in an individual’s income and one-half of capital losses (“allowable capital losses”) are generally deductible only against taxable capital gains. Any unused allowable capital losses may be carried back up to three taxation years and forward indefinitely and deducted against net taxable capital gains realized in any such other year to the extent and under the circumstances described in the Tax Act. Capital gains realized by individuals may give rise to alternative minimum tax.

If, at any time, the Trust delivers Copper to any Canadian unitholder upon a redemption of a Canadian unitholder’s trust units, the Canadian unitholder’s proceeds of disposition of the trust units will generally be equal to the aggregate of the fair market value of the distributed Copper and the amount of any cash received, less any capital gain or income realized by the Trust on the disposition of such Copper and allocated to the Canadian unitholder. The cost of any Copper distributed by the Trust in specie will generally be equal to the fair market value of such Copper at the time of the distribution.

The Manager anticipates that the Trust generally will treat gains as a result of dispositions of Copper as capital gains (see above under “Material Tax Considerations – Material Canadian Federal Income Tax Considerations — Canadian Taxation of the Trust”). When the Trust distributes Copper on the redemption of trust units by Canadian unitholders, any resulting taxable capital gains of the Trust (to the extent that there are resulting net realized capital gains of the Trust for the related taxation year) may be designated as taxable capital gains of such unitholders, subject to the rules relating to the allocation of capital gains to redeeming unitholders discussed below.

A trust that is a “mutual fund trust” for purposes of the Tax Act throughout a taxation year that paid or made payable to a unitholder an amount on a redemption of units (the “allocated amount”) will be denied a deduction in computing its income for the taxation year in respect of the portion of the allocated amount (a) that would be, without reference to subsection 104(6) of the Tax Act, an amount paid out of the income (other than taxable capital gains) of the trust, and (b) that is a capital gain of the trust designated to a unitholder on a redemption of units that exceeds the capital gain that would otherwise have been realized by the unitholder on the redemption, if the unitholder’s proceeds from the disposition of that unit do not include the allocated amount. As the Trust will only qualify as a “mutual fund trust” for a portion of its current taxation year, this rule should not be applicable to the Trust for its current taxation year. However, this rule will apply in any future taxation year of the Trust throughout which the Trust qualifies as a mutual fund trust. To the extent the Trust would be denied a deduction in respect of taxable capital gains that would otherwise have been designated to redeeming unitholders, such taxable capital gains may be made payable to the remaining, non-redeeming unitholders to ensure the Trust will not be liable for non-refundable income tax thereon. Accordingly, the amounts of taxable distributions made to unitholders of the Trust in future taxation years of the Trust may be greater than they would have been in the absence of such rules.

If any transactions of the Trust are reported by it on capital account but are subsequently determined by the CRA to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of redemption proceeds (or any other amounts) distributed to unitholders, with the result that Canadian unitholders could be reassessed by the CRA to increase their taxable income by the amount of such increase.

Unitholders Not Resident in Canada

This portion of the description is applicable to a unitholder who, at all relevant times for purposes of the Tax Act, has not been and is not resident in Canada or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold its trust units in connection with a business that the unitholder carries on, or is deemed to carry on, in Canada at any time, and is not an insurer or bank who carries on an insurance or banking business or is deemed to carry on an insurance or banking business in Canada and elsewhere (a “Non-Canadian unitholder”). Prospective non-resident purchasers of trust units should consult their own tax advisors to determine their entitlement to relief under any income tax treaty between Canada and their jurisdiction of residence, based on their particular circumstances.

Any amount paid or credited by the Trust to a Non-Canadian unitholder as income of or from the Trust, whether such amount is received in additional trust units or cash (other than an amount that the Trust has designated in accordance with the Tax Act as a taxable capital gain) generally will be subject to Canadian withholding tax at a rate of 25%, unless such rate is reduced under the provisions of an income tax treaty between Canada and the Non-Canadian unitholder’s jurisdiction of residence. Pursuant to the Convention Between Canada and the United States of America With Respect to Taxes on Income and on Capital, as amended (the “Treaty”), a Non-Canadian unitholder who is a resident of the United States and entitled to benefits under the Treaty will generally be entitled to have the rate of Canadian withholding tax reduced to 15% of the amount of any distribution that is paid or credited as income of or from the Trust. A Non-Canadian unitholder that is a religious, scientific, literary, educational or charitable organization that is resident in, and exempt from tax in, the United States may be exempt from Canadian withholding tax under the Treaty, provided that certain administrative procedures are observed regarding the registration of such unitholder.

Any amount paid or credited by the Trust to a Non-Canadian unitholder that the Trust has validly designated in accordance with the Tax Act as a taxable capital gain, including such an amount paid on a redemption of trust units, generally will not be subject to Canadian withholding tax or otherwise be subject to tax under the Tax Act. The Trust cannot designate taxable capital gains to Non-Canadian Unitholders unless the Trust is a mutual fund trust throughout the relevant taxation year. As the Trust will not qualify as a mutual fund trust throughout its current taxation year, the amount of taxable capital gains paid or credited by the Trust to a Non-Canadian unitholder in the Trust’s current taxation year will be subject to Canadian withholding tax.

Any amount in excess of the income of the Trust that is paid or payable by the Trust to a Non-Canadian unitholder (including the non-taxable portion of capital gains realized by the Trust) generally will not be subject to Canadian withholding tax. Where such excess amount is paid or becomes payable to a Non-Canadian unitholder, otherwise than as proceeds of disposition or deemed disposition of trust units or any part thereof, the amount generally will reduce the adjusted cost base of the trust units held by such Non-Canadian unitholder. (However, where the Trust qualifies as a mutual fund trust throughout the taxation year, the non-taxable portion of net realized capital gains of the Trust that is paid or payable to a Non-Canadian unitholder will not reduce the adjusted cost base of the trust units held by the Non-Canadian unitholder.) If, as a result of such reduction, the adjusted cost base to the Non-Canadian unitholder in any taxation year of trust units would otherwise be a negative amount, the Non-Canadian unitholder will be deemed to realize a capital gain in such amount for that year from the disposition of trust units. Such capital gain will not be subject to tax under the Tax Act, unless the trust units represent “taxable Canadian property” to such Non-Canadian unitholder. The Non-Canadian unitholder’s adjusted cost base in respect of trust units will, immediately after the realization of such capital gain, be zero.

The Trust does not presently own any “taxable Canadian property” and does not intend to own any taxable Canadian property. However, if the Trust realizes a capital gain on the disposition of a taxable Canadian property and that gain is treated under the Tax Act and in accordance with a designation by the Trust as being distributed to a Non-Canadian unitholder, there may be Canadian withholding tax at the rate of 25% (unless reduced by an applicable tax treaty) on both the taxable and non-taxable portions of the gain.

A disposition or deemed disposition of a trust unit by a Non-Canadian unitholder, whether on a redemption or otherwise, will not give rise to any capital gain subject to tax under the Tax Act, provided that the trust unit does not constitute “taxable Canadian property” of the Non-Canadian unitholder for purposes of the Tax Act. Trust units will not be “taxable Canadian property” of a Non-Canadian unitholder unless at any time during the 60-month period immediately preceding their disposition by such Non-Canadian unitholder, (i) 25% or more of the issued trust units were owned by or belonged to one or more of the Non-Canadian unitholder, persons with whom the Non-Canadian unitholder did not deal at arm’s length and partnerships in which the Non-Canadian unitholder or persons with whom the non-Canadian unitholder did not deal at arm’s length holds a membership interest directly or indirectly through one or more partnerships; and (ii) the trust units derived directly or indirectly more than 50% of their fair market value from any combination of “Canadian resource properties” (which definition in the Tax Act does not include Copper), real or immovable property situated in Canada, “timber resource properties” (as defined in the Tax Act) or options in respect of, or interests in, or for civil law rights in such properties, whether or not such property exists or the trust units were otherwise deemed to be taxable Canadian property. Assuming that the Trust adheres to its mandate to invest and hold substantially all of its assets in Copper, the trust units should not be taxable Canadian property.

Even if trust units held by a Non-Canadian unitholder were “taxable Canadian property”, a capital gain from the disposition of trust units may be exempted from tax under the Tax Act pursuant to an applicable income tax treaty or convention. A capital gain realized on the disposition of trust units by a Non-Canadian unitholder entitled to benefits under the Treaty (and who is not a former resident of Canada for purposes of the Treaty) should be exempt from tax under the Tax Act.

Non-Canadian unitholders whose trust units constitute “taxable Canadian property” and who are not entitled to relief under an applicable income tax treaty are referred to the discussion above under “Material Tax Considerations – Material Canadian Federal Income Tax Considerations – Canadian Taxation of Unitholders — Unitholders Resident in Canada” relating to the Canadian tax consequences in respect of a disposition of a trust unit.

The Manager anticipates that the Trust generally will treat gains as a result of dispositions of Copper as capital gains (see above under “Material Tax Considerations – Material Canadian Federal Income Tax Considerations — Canadian Taxation of the Trust”) and that when the Trust distributes Copper on the redemption of trust units by Non-Canadian unitholders in a taxation year throughout which the Trust qualifies as a mutual fund trust, any resulting taxable capital gains of the Trust (to the extent that there are resulting net realized capital gains of the Trust for the related taxation year) for which the Trust is not entitled to a capital gains refund, as described under “Material Tax Considerations – Material Canadian Federal Income Tax Considerations — Canadian Taxation of the Trust” generally will be designated as taxable capital gains of such unitholders, subject to the rules relating to the allocation of capital gains to redeeming unitholders discussed above. If such treatment is accepted by the CRA, there will be no Canadian withholding tax applicable to such distributions, and Non-Canadian unitholders will not be subject to tax under the Tax Act on amounts so designated. However, if the CRA were to consider that such gains instead were gains from an adventure in the nature of trade, the distribution of such gains generally would be subject to Canadian withholding tax, as discussed above. Similarly, if the Trust disposed of Copper (or other assets) at a gain and designated the relevant portion of that gain as a taxable capital gain of a Non-Canadian unitholder who had redeemed trust units for cash, the full amount of such gain generally would be subject to Canadian withholding tax if the CRA were to treat such gain as being from an adventure in the nature of trade rather than as a capital gain.

In addition to the foregoing, if the CRA were to assess or reassess the Trust itself on the basis that gains were not on capital account, then the Trust could be required to pay Canadian income tax on such gains under Part I of the Tax Act, which could reduce the NAV for all unitholders, including Non-Canadian unitholders.

International Information Reporting

Generally, investors will be required to provide their dealer with information related to their tax residency or citizenship and, if applicable, a foreign tax identification number. If an investor does not provide the information or is identified as a U.S. citizen or a foreign (including U.S.) tax resident, additional details about the investor and their investment in the Trust will be reported to the CRA, unless the investment is held within a Registered Plan (as defined below). The CRA will provide that information to the IRS (in the case of U.S. tax residents or citizens) or the relevant tax authority of any country that is a signatory of the Multilateral Competent Authority Agreement on Automatic Exchange of Financial Account Information or that has otherwise agreed to a bilateral information exchange with Canada.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS

The following disclosure is a summary of certain aspects of laws and regulations applicable to retirement plan investments as such laws and regulations are in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not address every issue that may be applicable to the trust units or a particular investor.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification, prohibitions on conflicts of interest and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. Each purchaser of trust units that is an ERISA Plan should understand that none of the Trust, the Trustee, the Manager, the GP, or their respective affiliates (the “Transaction Parties”) has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with an ERISA Plan’s investment pursuant hereto.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan as well as those plans and accounts that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans and accounts (together with ERISA Plans, the “Plans”) and certain persons (“parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption, of which there are many, is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, and the transaction may need to be reversed. There can be no assurance that all of the conditions of any exemption will be satisfied in connection with a Plan’s acquisition and holding of trust units, or that the scope of relief provided by any exemption will cover all acts that might be prohibited transactions.

Any Plan fiduciary that proposes to cause a Plan to purchase the trust units (including any interest in a trust unit) should consult with his, her or its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the trust units to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

Under ERISA and the U.S. Department of Labor’s “Plan Asset Regulations” at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, when a Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that either less than 25 percent of the total value of each class of equity interests in the entity is held by “benefit plan investors” (as defined in Section 3(42) of ERISA), which we refer to as the “25 percent test”, or the entity is an “operating company”, as defined in the Plan Asset Regulations. In order to be considered a “publicly-offered security”, the trust units must be (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the Trust and of one another, and (iii) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which the securities are a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the Trust’s fiscal year during which the offering of such securities to the public occurred. It is anticipated that the Trust will not qualify as an “operating company”, and the Trust does not intend to monitor investment by benefit plan investors in the Trust for purposes of satisfying the 25 percent test. The Trust anticipates, however, that the trust units will qualify for the exemption under the Plan Asset Regulations for “publicly-offered securities”, although there can be no assurance in that regard.

By acquiring the trust units, each purchaser and subsequent transferee thereof will be deemed to (and may be required to) represent and warrant that either (i) no portion of the assets used by such purchaser or transferee to acquire the trust units constitutes assets of any ERISA Plan or other plan subject to Similar Law, or (ii) the acquisition, holding and disposition of the trust units by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions and other violations of ERISA, the Code or applicable Similar Law, it is particularly important that a fiduciary consult with its counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Law to the acquisition and holding of the trust units (including any interest in a trust unit) and whether an exemption would be necessary and if so, applicable, with respect to the investment.

Purchasers of trust units (including an interest therein) have the exclusive responsibility for ensuring that their purchase and holding complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, Section 4975 of the Code or applicable Similar Laws. This prospectus supplement and or the sale of trust units (including an interest therein) to a Plan or a plan subject to Similar Law are in no respect a representation or recommendation by the Transaction Parties that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is advisable or appropriate for plans generally or for any particular Plan or plan subject to Similar Law. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of any trust units (including any interest therein) should consult and rely on their own legal advisors as to whether such an investment is suitable for the Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Annual Financial Statements, incorporated in this prospectus supplement by reference, have been audited by KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants, as stated in their report, which is incorporated herein by reference. KPMG LLP has confirmed that they are independent with respect to the Trust within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation, and that they are independent public accountants with respect to the Trust under all U.S. professional and regulatory standards for the period under audit in respect of the Trust’s financial year ended December 31, 2025.

LEGAL MATTERS

Certain legal matters relating to the issue and sale of trust units offered hereby will be passed upon by Stikeman Elliott LLP, Toronto, Ontario, Canada, on behalf of the Trust. Skadden, Arps, Slate, Meagher & Flom LLP, Toronto, Ontario, Canada is acting as special U.S. counsel to the Trust. Certain legal matters in connection with the offering will be passed upon for the Agents by Borden Ladner Gervais LLP, Toronto, Ontario, Canada, as to Canadian legal matters, and Cooley LLP, New York, New York as to U.S. legal matters. As of the date hereof, the “designated professionals” (as such term is defined in Form 51-102F2 — Annual Information Form) of Stikeman Elliott LLP beneficially own, directly or indirectly, less than 1% of the units of the Trust or the securities of any associate or affiliate of the Trust.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

In addition to the documents specified in this prospectus supplement and in the accompanying prospectus under “Documents Incorporated by Reference”, the consents of auditors, counsel and any experts identified herein, if applicable, powers of attorney from the Trust’s directors and officers, as applicable, and the sales agreement have been, or will be, furnished to the SEC under the cover of Form 6-K and are hereby incorporated by reference as an exhibit to the registration statement on Form F-10 of which this prospectus supplement forms a part.

WHERE YOU CAN FIND MORE INFORMATION

The Trust is subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance therewith, the Trust files or furnishes reports and other information with or to the SEC and with the securities regulatory authorities of each of the provinces and territories of Canada. Under the MJDS, the Trust may generally prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a foreign private issuer, the Trust is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and officers, directors and principal unitholders of the Trust are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Trust is not required to publish financial statements as promptly as United States companies.

The reports and other information that the Trust files with, or furnishes to, the SEC may be accessed electronically through EDGAR at www.sec.gov. Copies of reports, statements and other information that the Trust files with the Canadian provincial and territorial securities regulatory authorities are electronically available from SEDAR+ at www.sedarplus.ca.

Sprott Physical Copper Trust

Up to US$500,000,000

Trust Units

AMENDED AND RESTATED PROSPECTUS SUPPLEMENT

May 4, 2026

This short form prospectus has been filed under legislation in all provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Sprott Asset Management LP, the manager of Sprott Physical Copper Trust, located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1, Telephone: (416) 943-8099 and are also available electronically at www.sedarplus.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 3, 2024

SPROTT PHYSICAL COPPER TRUST

US$1,000,000,000

Trust Units

Sprott Physical Copper Trust (the “Trust”) may offer from time to time, during the 25-month period that this short form base shelf prospectus (including any amendments hereto) (this “prospectus”) remains effective, up to US$1,000,000,000 of transferable trust units (the “trust units”). Each trust unit represents an equal, fractional, undivided beneficial interest in the net assets of the Trust attributable to the particular class of trust units. To date, the Trust has issued only one class or series of trust units, which is the class of trust units that will be qualified by this prospectus. The Trust is a closed-end trust established under the laws of the Province of Ontario and is managed by Sprott Asset Management LP (the “Manager”). See “Sprott Physical Copper Trust — Management of the Trust — The Manager” for further information about the Manager. The Trust was established to invest and hold substantially all of its assets in physical copper metal in either Grade 1 Cathode form or Grade A Cathode form that is fully allocated or stored at a Facility (as defined below) (“Copper”). For the purposes of this prospectus, “Grade 1 Cathode” means physical copper metal cathode that, at the time of purchase by the Trust, satisfies the Chicago Mercantile Exchange standards for classification as a Grade 1 electrolytic copper cathode, and “Grade A Cathode” means a physical copper metal cathode that, at the time of purchase by the Trust, satisfies the London Metals Exchange standards for classification as Grade A copper. See “Sprott Physical Copper Trust — Business of the Trust — Investment Objectives of the Trust” for further information about the Trust’s investment objectives.

The specific terms of the trust units offered, including the number of trust units offered and the offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market” distributions as defined in National Instrument 44-102 – Shelf Distribution (“NI 44-102”)), will be described in supplements to this prospectus (each a “prospectus supplement”). All shelf information omitted from this prospectus under applicable laws will be contained in one or more prospectus supplements. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the trust units to which the prospectus supplement pertains. A prospectus supplement may include specific terms pertaining to the trust units that are not within the alternatives or parameters described in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

This prospectus may qualify an “at-the-market distribution” as defined in NI 44-102.

The trust units are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbols “COP.UN” (Canadian dollar denominated) and “COP.U” (U.S. dollar denominated). On July 2, 2024, the last trading day prior to the date hereof, the closing price of the trust units on the TSX was Cdn$12.75 (COP.UN) and US$9.23 (COP.U).

The Trust may sell the trust units to or through underwriters or dealers purchasing as principals to one or more purchasers directly, or through agents designated from time to time by the Manager on behalf of the Trust. Subject to the provisions of the Trust Agreement (as defined below) pursuant to which the Trust is governed, the trust units may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the trust units or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of distribution of the trust units. The prospectus supplement relating to a particular offering of the trust units will identify each underwriter, dealer or agent engaged by the Trust in connection with the offering and sale of the trust units, and will set forth the terms of the offering of such trust units, the method of distribution of such trust units including, to the extent applicable, the proceeds to the Trust, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material term of the plan of distribution. In connection with such offering, other than an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to stabilize or maintain the market price of the trust units at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer involved in an “at-the-market” distribution, no affiliate of such underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the trust units or securities of the same class as the trust units distributed under the “at-the-market” prospectus including selling an aggregate number or principal amount of trust units that would result in the underwriter or dealer creating an over-allocation position in the trust units.

The Trust is not a trust company and does not carry on business as a trust company and, accordingly, the Trust is not registered under the trust company legislation of any jurisdiction. Trust units are not “deposits” within the meaning of the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”) and are not insured under the provisions of the CDIC Act or any other legislation.

The Trust prepares its financial statements, which are incorporated by reference in this prospectus, in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS”).

ii

Purchasing the trust units may subject you to tax consequences. This prospectus or any prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement.

Whitney George, a director of the GP (as defined below), resides outside of Canada. Mr. George has appointed the Trust, located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, M5J 2J1, as his agent for service of process in Canada. It may not be possible for you to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the person has appointed an agent for service of process.

See “Risk Factors” for a discussion of certain considerations relevant to an investment in the trust units offered hereby. In the opinion of Stikeman Elliott LLP, counsel to the Trust, the trust units, once listed on the TSX, will be qualified investments for certain funds, plans and accounts under the Income Tax Act (Canada) (the “Tax Act”) subject to the qualifications set out under the heading “Eligibility Under the Tax Act for Investment by Canadian Exempt Plans”.

The financial information of the Trust incorporated by reference herein is presented in U.S. dollars. Unless otherwise noted herein, all references to “$”, “US$”, “United States dollars”, “U.S. dollars” or “dollars” are to the currency of the United States and all references to “Cdn$” or “Canadian dollars” are to the currency of Canada.

The registered and head office of the Trust is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, M5J 2J1.

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FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

Unless otherwise indicated, financial information in this prospectus has been prepared in accordance with IFRS. The financial information of the Trust incorporated by reference herein is presented in U.S. dollars. Unless otherwise noted herein, all references to “$”, “US$”, “United States dollars”, “U.S. dollars” or “dollars” are to the currency of the United States and all references to “Cdn$” or “Canadian dollars” are to the currency of Canada.

EXCHANGE RATE

The following table sets out certain exchange rates based upon the daily average rate published by the Bank of Canada. The rates are set out as United States dollars per Cdn$1.00.

	Year Ended December 31,
	2023	2022
Low	$0.7207	$0.7217
High	$0.7617	$0.8031
Average	$0.7410	$0.7692
End	$0.7561	$0.7383

On July 2, 2024, the daily average rate for United States dollars in terms of Canadian dollars, as quoted by the Bank of Canada was Cdn$1.00 = US$0.7301.

DOCUMENTS INCORPORATED BY REFERENCE

Incorporated by reference in this prospectus is certain information contained in documents filed by the Trust with the securities regulatory authorities in each of the provinces and territories of Canada. This means that the Trust is disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in any other subsequently-filed document which also is or is deemed to be incorporated by reference herein.

You may obtain copies of the documents incorporated by reference in this prospectus on request without charge by contacting the Manager, located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1, Telephone: (416) 943-8099 (toll free number: 1-855-943-8099), as well as through the sources described below under “Additional Information”.

The following documents are specifically incorporated by reference in this prospectus:

(i)	the following sections of the prospectus of the Trust dated May 31, 2024 (the “IPO Prospectus”): “Overview of the Structure of the Trust”, “Investment Objectives”, “Investment Strategies”, “Overview of the Sector the Trust Invests In”, “Investment Restrictions”, “Fees and Expenses”, “Risk Factors”, “Distribution Policy”, “Organization and Management Details of the Trust” other than information contained under the subheading “Auditor”, “Calculation of Net Asset Value”, “Description of the Units”, “Securityholder Matters”, “Termination of the Trust”, “Redemption of Units”, “Principal Unitholder of the Trust”, “Legal Proceedings” and “Material Contracts”; and

(ii)	the audited financial statements of the Trust as at April 19, 2024, and for the period from inception on April 12, 2024, to April 19, 2024, and the related notes thereto, together with the independent auditor’s report thereon dated May 10, 2024 (the “IPO Financial Statements”).

Any material change reports (other than confidential material change reports) or any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) required to be incorporated by reference herein pursuant to NI 44-101, as well as all prospectus supplements (solely for the purposes of the offering of trust units covered by that prospectus supplement unless otherwise provided therein) disclosing additional or updated information filed by the Trust with the securities regulatory authorities in Canada subsequent to the date of this prospectus and prior to 25 months from the date of issuance of the receipt for this prospectus, shall be deemed to be incorporated by reference in this prospectus.

When new documents of the type referred to in the paragraphs above are filed by the Trust with the securities regulatory authorities in Canada during the currency of this prospectus, such documents will be deemed to be incorporated by reference in this prospectus and the previous documents of the type referred to in the paragraphs above and all material change reports, unaudited interim financial statements (and management reports of fund performance of the Trust relating thereto) and certain prospectus supplements filed by the Trust with the securities regulatory authorities in Canada before the commencement of the financial year in which the new documents are filed will no longer be deemed to be incorporated by reference in this prospectus.

A prospectus supplement containing the specific terms of any trust units offered will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement solely for the purposes of the offering of trust units covered by that prospectus supplement unless otherwise provided therein.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement that is not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus, including any documents incorporated by reference, that are not purely historical are forward-looking statements. The Trust’s forward-looking statements include, but are not limited to, statements regarding its or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	trading of the trust units on the TSX;

•	the Trust’s objectives and strategies to achieve the objectives;

•	expectations regarding the supply of Copper and the ability of producers to bring additional sources of supply online; and

•	expectations for the growth of the Copper industry, sources of and demand for Copper, and the performance of the Copper market.

The forward-looking statements contained in this prospectus, including any document incorporated by reference, are based on the Trust’s current expectations and beliefs concerning future developments and their potential effects on the Trust. There can be no assurance that future developments affecting the Trust will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Trust’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks, uncertainties and assumptions include those factors described under the heading “Risk Factors” in this prospectus and in any prospectus supplement, as well as, without limitation, the following:

•	success in retaining or recruiting, or changes required in, the officers or key employees of the Manager;

•	success in retaining or recruiting, or changes required in, the officers or key employees of any technical advisor appointed by the Manager; and

•	success in appointing a technical advisor to provide advisory services to the Manager in respect of matters relating to the Trust’s holding, purchases and sales of Copper.

Should one or more of these risks or uncertainties materialize, or should any of the Trust’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Trust undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SPROTT PHYSICAL COPPER TRUST

The following is a summary of information pertaining to the Trust and does not contain all the information about the Trust that may be important to you. You should read the more detailed information including but not limited to the IPO Prospectus that are incorporated by reference into and are considered to be a part of this prospectus.

Organization of the Trust

Sprott Physical Copper Trust was established on April 12, 2024 under the laws of the Province of Ontario, Canada, and its provisions and features are set out in an amended and restated trust agreement dated as of May 10, 2024 (the “Trust Agreement”). The Trust has received relief from certain provisions of National Instrument 81-102 – Investment Funds (“NI 81-102”), and, as such, the Trust is not subject to certain policies and regulations of the Canadian Securities Administrators that apply to other non-redeemable investment funds (as defined under applicable Canadian securities legislation). See “Exemptions and Approvals”.

The Trust invests and holds substantially all of its assets in Copper and does not, nor does it anticipate, holding any other similar metal or related chemical compounds.

Management of the Trust

The Manager

Sprott Asset Management LP is the Manager of the Trust. The Manager acts as the manager of the Trust pursuant to the Trust Agreement and a management agreement between the Trust and the Manager dated as of May 10, 2024 (the “Management Agreement”). The Manager is a limited partnership formed and organized under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) by declaration dated as of September 17, 2008. The general partner of the Manager is Sprott Asset Management GP Inc. (the “GP”), which is a corporation incorporated under the laws of the Province of Ontario, Canada, on September 17, 2008. The GP is a wholly-owned subsidiary of Sprott Inc., which is a corporation incorporated under the laws of the Province of Ontario, Canada, on February 13, 2008. Sprott Inc. is also the sole limited partner of the Manager. Sprott Inc. is a public company whose common shares are listed and posted for trading on the TSX and the New York Stock Exchange under the symbol “SII”. See “Organization and Management Details of the Trust” in the IPO Prospectus for further information.

As of March 31, 2024, the Manager, together with its affiliates and related entities, had assets under management totaling approximately US$29.4 billion, and provided management and investment advisory services to many entities, including private investment funds, exchange-listed products, mutual funds and discretionary managed accounts. The Manager also acts as: (A) manager of (i) the Sprott Physical Uranium Trust, a non-redeemable investment fund whose trust units are listed and posted on the TSX that invests and holds substantially all of its assets in physical uranium, (ii) the Sprott Physical Silver Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical silver bullion, (iii) the Sprott Physical Gold Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical gold bullion, (iv) the Sprott Physical Gold and Silver Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical gold and silver bullion, and (v) the Sprott Physical Platinum and Palladium Trust, a closed-end mutual fund trust whose units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical platinum and palladium bullion; and (B) sub-advisor for certain funds managed by Ninepoint LP, a Canadian public mutual fund manager.

The Manager has appointed Sprott Asset Management USA, Inc. (“SAM US”) to provide advice to the Trust with respect to copper futures and certain other Financial Instruments (as defined below). SAM US is relying on the “international adviser” exemption from the adviser registration requirements in the Commodity Futures Act (Ontario). SAM US is not registered as an adviser under Canadian securities or commodity legislation and, as such, is not required to comply with the same requirements that an adviser so registered under such legislation would be subject to, including those concerning proficiency, capital and insurance.

SAM US is an affiliate of the Manager. SAM US has its office, and all or substantially all of its assets, located outside of Canada. The Manager and the Trust may have difficulty enforcing any legal rights against SAM US.

The Manager is responsible for the day-to-day business and administration of the Trust, including management of the Trust’s portfolio and all clerical, administrative and operational services. The Trust maintains a public website that contains information about the Trust and the trust units. The internet address of the website is https://sprott.com/investment-strategies/physical-commodity-funds/copper/. This internet address is provided here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus.

The Trustee

RBC Investor Services Trust (the “Trustee”), a trust company organized under the federal laws of Canada, is the trustee of the Trust. The Trustee holds title to the Trust’s assets and has, together with the Manager, exclusive authority over the assets and affairs of the Trust, provided that the Manager may also delegate certain investment management, clerical, administrative and operational services of the Trust (including without limitation to one or more technical advisors and/or investment managers), at the Manager’s sole discretion, pursuant to the Trust Agreement and the Management Agreement. The Trustee has a fiduciary responsibility to act in the best interest of the unitholders. The Trustee also acts as custodian on behalf of the Trust for the Trust’s assets other than Copper. Various Chicago Mercantile Exchange or London Metals Exchange-approved storage or similar facilities owned by Access World, C. Steinweg Handelsveem and P Global Services, and/or each of their respective subsidiaries, affiliates or successors and, subject to compliance with applicable securities laws and exemptive relief order regarding the custody of the Trust’s Copper, such other warehouse service providers as the Manager may determine in accordance with the Trust Agreement (the “warehouse service providers”) in Belgium, Canada, Germany, Italy, Malaysia, the Netherlands, Singapore, South Korea, Spain, Sweden, the United Arab Emirates and the United States will store the Copper owned by the Trust on behalf of the Trust (collectively, the “Facilities”). Under the Trust Agreement, the Manager, with the consent of the Trustee, may determine to change the custodial arrangements of the Trust.

Principal Offices

The Trust’s office is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1. The Manager’s office is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1 and its telephone number is (416) 943-8099 (toll free: 1-855-943-8099). The Trustee’s office is located at 155 Wellington Street West, 10th Floor, Toronto, Ontario, Canada M5V 3L3.

Business of the Trust

Recent Developments

On June 6, 2024, the Trust announced the closing of its initial public offering of 10,000,000 trust units at a price of US$10.00 per trust unit (the “IPO”) for gross proceeds of US$100,000,000. Canaccord Genuity Corp., BMO Nesbitt Burns Inc. and Cantor Fitzgerald Canada Corporation (as “Joint Bookrunners”) and RBC Dominion Securities Inc. and TD Securities Inc. (together with the Joint Bookrunners, the “Underwriters”) acted as underwriters of the IPO. The Trust also granted the Underwriters an option (the “Over-Allotment Option”), exercisable, in whole or in part, at any time for a period of 30 days after the closing date of the IPO, to purchase from the Trust an additional 15% of the aggregate number of trust units issued under the IPO on the same terms as the trust units offered under the IPO. On June 20, 2024, the Trust announced that the Underwriters partially exercised the Over-Allotment Option and purchased 1,000,000 trust units at the IPO price of US$10.00 per trust unit (the “Over-Allotment Exercise”). The Over-Allotment Exercise generated gross proceeds of US$10,000,000.

Investment Objectives of the Trust

The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding Copper. The Trust does not anticipate making regular cash distributions to unitholders.

Investment Strategies of the Trust

The Trust’s principal investment strategy is to invest primarily in long-term holdings of Copper and will not speculate with regard to short-term changes in Copper prices.

The Trust is expressly prohibited from investing in units or shares of other investment funds or collective investment schemes other than money market mutual funds and then only to the extent that its interest does not exceed 10% of the total net assets of the Trust.

The Trust may not borrow funds except under limited circumstances as set out in NI 81-102 and, in any event, not in excess of 10% of the total net assets of the Trust.

Borrowing Arrangements

As of the date of this prospectus, the Trust has no borrowing arrangements in place and is unleveraged. The Trust has historically not used leverage and the Manager has no intention of doing so in the future (save for the short-term borrowings to settle trades). Unitholders will be notified of any changes to the Trust’s use of leverage.

Calculating Net Asset Value

The value of the net assets of the Trust and the net asset value for a particular class or series of a class of trust units (the “Class Net Asset Value”) are determined daily as of 4:00 p.m., Toronto time, on each business day by the Trust’s valuation agent, which is RBC Investor Services Trust. Throughout this prospectus, unless otherwise indicated, the term “business day” refers to any day on which the TSX is open for trading. In addition, the Manager may calculate the value of the net assets of the Trust, the Class Net Asset Value and the NAV per trust unit at such other times as the Manager deems appropriate. The value of the net assets of the Trust as of the valuation time on any such day is equal to the aggregate fair market value of the assets of the Trust as of such date, less an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding trust units, if any) as of such date. The valuation agent calculates the NAV by dividing the value of the net assets of the class of the Trust represented by the trust units on that day by the total number of trust units of that class then outstanding on such day. The total NAV of the Trust as of July 2, 2024 was US$98,871,109.

Investment and Operating Restrictions

Non-redeemable investment funds (as defined under applicable Canadian securities legislation) are subject to certain restrictions and practices contained in securities legislation, including NI 81-102, that are designed in part to ensure that the investments of the investment fund are diversified and relatively liquid and to ensure the proper administration of the investment fund. Subject to the specific exceptions from NI 81-102 set out under the section entitled “Exemptions and Approvals” of this prospectus, the Trust will be managed in accordance with these restrictions and practices.

In making investments on behalf of the Trust, the Manager is subject to certain investment and operating restrictions (the “Investment and Operating Restrictions”), which are set out in the Trust Agreement. The Investment and Operating Restrictions may not be changed without the prior approval of unitholders in accordance with the Trust Agreement.

The Investment and Operating Restrictions are intended to be conducted in accordance with, among other things, the following investment and operating restrictions, and they provide that the Trust:

(a)	will invest in and hold a minimum of 90% of the total net assets of the Trust in Copper (whether in physical form or through Financial Instruments that represent Copper) and invest in and hold no more than 10% of the total net assets of the Trust, at the discretion of the Manager, in debt obligations guaranteed by the Government of the United States or a state thereof or by the Government of Canada or a province of Canada, short-term commercial paper obligations of a corporation or other person whose short-term commercial paper is rated R-1 (or its equivalent, or higher) by Dominion Bond Rating Service Limited or its successors or assigns or F1 (or its equivalent, or higher) by Fitch Ratings or its successors or assigns or A-1 (or its equivalent, or higher) by Standard & Poor’s or its successors or assigns or P-1 (or its equivalent, or higher) by Moody’s Investor Service or its successors or assigns, interest-bearing accounts and short-term certificates of deposit issued or guaranteed by a Canadian chartered bank or trust company, money market mutual funds, short-term government debt or short-term investment grade corporate debt, cash or other short-term debt obligations approved by the Manager from time to time (for the purpose of this paragraph, the term “short-term” means having a date of maturity or call for payment not more than 182 days from the date on which the investment is made), except during the 60-day period following the closing of additional offerings or prior to the distribution of the assets of the Trust;

(b)	will not issue trust units except (i) if the net proceeds per trust unit to be received by the Trust are not less than 100% of the most recently calculated NAV of the Trust per trust unit prior to, or upon, the determination of the pricing of such issuance, or (ii) by way of trust unit distribution in connection with a distribution;

(c)	will not invest in Financial Instruments that represent Copper or that may be exchanged for Copper, other than for the purposes of Copper optimization transactions, including the use of futures, warrants, Chicago Mercantile Exchange or London Metals Exchange warehouse receipts, and other financial instruments (collectively, “Financial Instruments”), to complement the Trust’s Copper procurement strategy, so long as these transactions provide value to the Trust and the risk associated with each transaction is minimized to the satisfaction of the Manager taking into account all relevant tax considerations. For the avoidance of doubt, Copper optimization transactions include futures contracts that correspond to a Copper purchase agreement;

(d)	may not lend Copper except to other market participants, of sufficient credit quality and/or with appropriate credit enhancing measures, so that the risk associated with any such transaction and to the Trust is minimized to the satisfaction of the Manager taking into account all relevant tax considerations;

(e)	will ensure that the storage of Copper is governed by agreements with the Facilities having generally customary terms for agreements of such nature;

(f)	subject to (e) above, will ensure that the Copper remains unencumbered;

(g)	will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of the Trust;

(h)	will not use leverage other than for short-term borrowings to settle trades;

(i)	in connection with requirements of the Tax Act, will not invest in any security that would be a tax shelter investment within the meaning of section 143.2 of the Tax Act;

(j)	in connection with requirements of the Tax Act, will not invest in the securities of any non-resident corporation, trust or other non-resident entity (or of any partnership that holds such securities) if the Trust (or the partnership) would be required to include any significant amount in income under sections 94, 94.1 or 94.2 of the Tax Act; and

(k)	in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in the Trust itself being subject to the tax for SIFT trusts as provided for in section 122 of the Tax Act.

Termination of the Trust

The Trust does not have a fixed termination date but will be terminated in the event there are no trust units outstanding, the Trustee resigns or is removed and no successor trustee is appointed by the Manager by the time the resignation or removal becomes effective, the Manager resigns and no successor manager is appointed by the Manager and approved by unitholders by the time the resignation becomes effective, the Manager is, in the opinion of the Trustee, in material default of its obligations under the Trust Agreement and such default continues for 120 days from the date that the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders of the Trust, the Manager experiences certain insolvency events or the assets of the Manager are seized or confiscated by a public or governmental authority. In addition, the Manager may, in its discretion, terminate the Trust if, in the opinion of the Manager, after consulting with the independent review committee, the value of the net assets of the Trust has been reduced such that it is no longer economically feasible to continue the Trust and it would be in the best interests of the unitholders to terminate the Trust, by giving the Trustee and each holder of trust units at the time at least 90 days’ notice. To the extent such termination in the discretion of the Manager may involve a matter that would be a “conflict of interest matter” as set forth under applicable Canadian securities legislation, the matter will be referred by the Manager to the Trust’s independent review committee for its recommendation. In connection with the termination of the Trust, the Trust will, to the extent possible, convert its investments into cash and, after paying or making adequate provision for all of the Trust’s obligations and liabilities, distribute the net assets of the Trust among the unitholders.

FEES AND EXPENSES

This table lists the fees and expenses that the Trust pays for the continued operation of its business and that unitholders may have to pay if they invest in the Trust. Payment of these fees and expenses will reduce the value of the unitholders’ investment in the Trust.

Fees and Expenses Payable by the Trust

Type of Fee	Amount and Description

Management Fees and Additional Fees:	Pursuant to the Management Agreement, the ongoing operation of the Trust is managed by the Manager and the Trust will pay the Manager a monthly management fee equal to 1/12 of 0.50% of the NAV of the Trust plus any applicable federal and provincial taxes (the “Management Fee”). The Management Fee shall be calculated and accrued daily and payable monthly in arrears on the last day of each month. In addition, the Manager will be entitled to: (i) a procurement fee, which is equal to 1.0% of the total purchase price of the Copper purchased or sold, less brokerage costs, plus any applicable federal and provincial sales taxes (the “Procurement Fee”); and (ii) an enhancement fee, equal to 50% of the profit on all other transactions involving Copper, which are not outright purchases or sales of Copper, such as lending and exchange transactions (the “Enhancement Fee”). In addition to the Management Fee, Procurement Fees and Enhancement Fees, the Trust shall reimburse the Manager for all reasonable out-of-pocket expenses (plus applicable federal and provincial taxes) incurred by the Manager in accordance with the Management Agreement.

Technical Advisory Fees:	Fees payable to any technical advisor will be paid by, and be the sole responsibility of, the Manager. In addition, the Manager will reimburse any technical advisor for out-of-pocket expenditures (including, legal costs, costs for marketing materials and market data and travel expenses) that are directly related to services provided by any technical advisor and which the Manager can recover from the Trust, including any such expenditures incurred prior to signing an agreement with any technical advisor.

Operating Expenses:	The Trust is responsible for paying the filing and listing fees of the applicable securities authorities and stock exchanges, the fees and expenses payable to the registrar and transfer agent.

Except as otherwise described in this prospectus, the Trust is responsible for all costs and expenses incurred in connection with the on-going operation and administration of the Trust and each of its subsidiaries including but not limited to: the fees and expenses payable to and incurred by the Trustee, the fees and expenses of the Manager, the expenses of any other investment manager, the Facilities, the custodian, any sub-custodians, the registrar and transfer agent and the valuation agent of the Trust; the Facilities (including the costs of all insurance policies obtained and administrative expenses incurred in connection with storing the Copper at such Facilities); the valuation agent of the Trust; transaction and handling costs for Copper; storage fees for Copper; counterparty fees; custodian settlement fees; legal, audit, accounting, bookkeeping and record keeping fees and expenses; costs and expenses of reporting to unitholders and conducting unitholder meetings; printing and mailing costs; filing and listing fees payable to applicable securities regulatory authorities and stock exchanges; other administrative expenses and costs incurred in connection with the Trust’s continuous disclosure public filing requirements and investor relations; any applicable Canadian or foreign taxes payable by the Trust or to which the Trust may be subject; interest expenses and borrowing costs, if any; brokerage expenses and commissions; costs and expenses relating to the issuance of trust units; costs and expenses of preparing financial and other reports; any expenses associated with the implementation and on-going operation of the independent review committee of the Trust; costs and expenses arising as a result of complying with all applicable laws; and any expenditures incurred upon the termination of the Trust.

Type of Fee	Amount and Description
Other Fees and Expenses:	The Trust is responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, any technical advisor, the Facilities, any investment manager, the custodian, any sub-custodians, the registrar and transfer agent or the valuation agent and/or any of their respective officers, directors, employees, consultants or agents is entitled to indemnity by the Trust.

Fees and Expenses Payable Directly by Unitholders

Type of Fee	Amount and Description

Redemption and Delivery Costs:	If a unitholder chooses to receive Copper upon a redemption of trust units, such unitholder will be responsible for the expenses incurred in connection with effecting the redemption (including, to the extent required (as determined by the Manager in its sole discretion), sales or other value-added taxes) and applicable transfer and delivery expenses, including the handling, logistical requirements and administration of the redemption notice, the transfer of the Copper for the trust units that are being redeemed and the applicable fees charged by the Facility in connection with such redemption. See “Redemption of Units – Transfer of Copper to the Redeeming Unitholder” in the IPO Prospectus.

If a unitholder chooses to receive cash upon a redemption of trust units, such unitholder will be responsible for an administration fee payable to the Trust equal to the out-of-pocket fees, costs and expenses of the Trust associated with such redemption, including amounts payable under the Management Agreement in connection with the sale of Copper to fund the cash redemption amount, and a further administration fee payable to the Manager equal to 1.0% of the aggregate Class Net Asset Value (as defined in the paragraph “Calculating Net Asset Value” below) of the redeemed trust units. See “Redemption of Units – Redemptions for Cash” in the IPO Prospectus.

Other Fees and Expenses:	No other charges will apply. If applicable, the unitholders may be subject to brokerage commissions or other fees associated with trading the trust units.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included and incorporated by reference herein, including but not limited to the information under the heading “Risk Factors” in the IPO Prospectus. See “Documents Incorporated by Reference”.

The Canada Revenue Agency (“CRA”) tax treatment of realized gains and losses.

The CRA has expressed the opinion that gains (or losses) resulting from certain transactions in commodities should generally be treated for purposes of the Tax Act as being derived from an adventure in the nature in trade, so that, subject to the particular facts, such transactions give rise to ordinary income rather than capital gains. As the Manager intends for the Trust to be a long-term holder of Copper and does not anticipate that the Trust will dispose of its Copper (otherwise than on a redemption of trust units or where necessary to fund expenses of the Trust), the Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of Copper as capital gains (or capital losses), although depending on the circumstances, the Trust may instead include (or deduct) the full amount of such gains or losses in computing its income. If any transactions of the Trust are reported by it on capital account but are subsequently determined by the CRA to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of any amounts distributed to unitholders, with the result that Canadian-resident unitholders could be reassessed by the CRA to increase their taxable income by the amount of such increase, and non-resident unitholders potentially could be assessed directly by the CRA for Canadian withholding tax on the amount of net gains on such transactions that were treated by the CRA as having been distributed to them. The CRA can assess the Trust for a failure of the Trust to withhold tax on distributions made by it to non-resident unitholders that are subject to withholding tax, and typically would do so rather than assessing the non-resident unitholders directly. Accordingly, any such re-determination by the CRA may result in the Trust being liable for unremitted withholding taxes on prior distributions made to unitholders who were not resident in Canada for the purposes of the Tax Act at the time of the distribution.

If the Trust were to carry on a business in Canada in a taxation year or acquire securities that are “non-portfolio properties”, it could become subject to tax at full corporate tax rates on some or all of its income for that year.

The Manager anticipates that the Trust will make sufficient distributions in each year of any income (including taxable capital gains) realized by the Trust for Canadian tax purposes in the year so as to ensure that it will not be subject to Canadian income tax on such income. However, if the Trust were a “SIFT trust” (as defined in the Tax Act), it would effectively be taxed similarly to a corporation on income and capital gains in respect of its “non-portfolio property” (as defined in the Tax Act) at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations, and distributions of such income received by unitholders would be treated as dividends from a taxable Canadian corporation. If the Trust, contrary to its investment restrictions, were to carry on a business in Canada in a taxation year and use its property in the course of any such business, or acquire securities that are “non-portfolio property”, it could become a SIFT trust. While the Trust’s investment restrictions are intended to ensure that the Trust will not be a SIFT trust, the CRA may take a different (and adverse) view of this issue and characterize the Trust as a SIFT trust.

If the Trust experiences a “loss restriction event” it could result in unintended tax consequences for unitholders.

The Tax Act contains loss restriction rules that could result in unintended tax consequences for unitholders, including an unscheduled distribution of income or capital gains that must be included in a unitholder’s income for Canadian income tax purposes. If the Trust experiences a “loss restriction event”, it will: (i) be deemed to have a year-end for Canadian tax purposes whether or not the Trust has losses (which would trigger a distribution of the Trust’s net income and net realized capital gains to unitholders to ensure that the Trust itself is not subject to tax on such amounts); and (ii) the Trust will become subject to the Canadian loss restriction rules that generally apply to corporations, including a deemed realization of any unrealized capital losses and disallowance of its ability to carry forward capital losses. Generally, the Trust will be subject to a loss restriction event if a person becomes a “majority-interest beneficiary”, or a group of persons becomes a “majority-interest group of beneficiaries”, of the Trust, as those terms are defined in the affiliated persons rules contained in the Tax Act, with certain modifications. Generally, a majority-interest beneficiary of a Trust is a beneficiary in the income or capital, as the case may be, of the Trust who, together with the beneficial interests of persons and partnerships with whom the beneficiary is affiliated, has a fair market value that is greater than 50% of the fair market value of all the interests in the income or capital, as the case may be, of the Trust. A loss restriction event could occur because a particular unitholder or an affiliate acquires trust units. Please see “Material Tax Considerations — Canadian Taxation of Unitholders” for the tax consequences of a distribution to unitholders.

Global events outside of the Trust’s control may adversely affect the Trust’s business, financial condition and results of operations.

The Trust cautions that global events outside the Trust’s control may have a significant negative effect on the Trust and may negatively impact the Trust’s business, financial condition and results of operations, including the ability of the Trust to provide services. The success of the Trust’s activities may be affected by general market conditions, the outbreak of pandemics or contagious diseases, armed conflict, interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. Examples of recent global events include the COVID-19 pandemic, Russia’s invasion of Ukraine, the Israel-Hamas war and conflict between Israel and Iran. In addition, unexpected volatility or illiquidity could have a significant negative effect on the Trust. These as well as other global or macroeconomic events may also result in market uncertainty, which could have a material adverse impact on taxation, liquidity of trust units and other unitholder rights generally.

A delay in the purchase by the Trust of Copper with the net proceeds of an offering may result in the Trust purchasing less Copper than it could have purchased earlier.

The Trust intends to purchase Copper with the net proceeds of an offering as described in this prospectus as soon as practicable, however, the Trust may not be able to immediately purchase all of the required Copper. If the price of Copper increases between the time of completion of an offering and the time the Trust completes its purchases of Copper, whether or not caused by the Trust’s acquisition of Copper, the amount of Copper the Trust will be able to purchase will be less than it would have been able to purchase had it been able to complete its purchases immediately. In such a circumstance, the quantity of Copper purchased per trust unit will be reduced, which will have a negative effect on the value of the trust units.

The trading price of the trust units could potentially be more volatile relative to NAV.

The trading price of the trust units may become more volatile relative to NAV and could be impacted by various factors which may be unrelated or disproportionate to the price of Copper, including market trends and the sentiment of investors towards Copper.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that the Trust will receive from the issue of its trust units will be used to acquire Copper in accordance with the Trust’s objective and subject to the Trust’s investment and operating restrictions described herein. See “Sprott Physical Copper Trust — Business of the Trust — Investment Objectives of the Trust” and “Investment and Operating Restrictions”.

CAPITALIZATION

On July 2, 2024, the total NAV of the Trust and the NAV per trust unit were US$98,871,109 and US$8.99, respectively, and there were a total of 11,000,000 trust units issued and outstanding.

DESCRIPTION OF THE TRUST UNITS

The Trust is authorized to issue an unlimited number of trust units in one or more classes and series of a class. Currently, the Trust has issued only one class or series of trust units, which are the class of trust units that will be qualified by this prospectus. Subject to amendment in accordance with the Trust Agreement, the Manager shall have sole discretion in determining whether the capital of the Trust is divided into one or more classes of trust units and into one or more series of each such class of trust units, the attributes that shall attach to each class or series of trust units and whether any class or series of trust units should be redesignated as a different class or series from time to time. Each trust unit of a class or series of a class represents an undivided beneficial interest in the net assets of the Trust attributable to that class or series of a class of trust units. Trust units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the Trust Agreement. All trust units of the same class or series of a class have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Trust units and fractions thereof are issued only as fully paid and non-assessable. Trust units have no preference, conversion, exchange or pre-emptive rights. Each whole trust unit of a particular class or series of a class entitles the holder thereof to a vote at meetings of unitholders where all classes vote together, or to a vote at meetings of unitholders where that particular class or series of a class of unitholders votes separately as a class.

The Trust may not issue trust units except (i) if the net proceeds per trust unit to be received by the Trust are not less than 100% of the most recently calculated NAV per trust unit immediately prior to, or upon, the determination of the pricing of such issuance; (ii) by way of trust unit distribution in connection with a distribution; or (iii) with the approval of unitholders by extraordinary resolution and subject to applicable securities legislation.

Registration or transfers of the trust units will be made through the non-certificated inventory system of CDS Clearing and Depository Services Inc., which holds the trust units on behalf of its participants (i.e., brokers), which in turn may hold the trust units on behalf of their customers.

References in this prospectus to a holder of trust units or unitholder mean, unless the context otherwise requires, the owner of the beneficial interest in such trust units.

The Trust and the Manager do not have any liability for: (i) records maintained by a depository relating to the beneficial interests in the trust units or the accounts maintained by such depositary; (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or (iii) any advice or representation made or given by a depositary and made or given with respect to the rules and regulations of the depositary or any action taken by a depositary or at the direction of the depositary’s participants.

The Trust has the option to terminate registration of the trust units through the non-certificated inventory system in which case certificates for trust units in fully registered form will be issued to beneficial owners of such trust units or to their nominees.

PRIOR SALES

The following table summarizes the trust units that have been issued from treasury during the 12-month period before the date of this prospectus.

Date	Price Per Trust Unit (US$)	Number of Trust Units Issued
April 12, 2024	$10.00	1
June 6, 2024	$10.00	10,000,000
June 20, 2024	$10.00	1,000,000

MARKET PRICE OF TRUST UNITS

The trust units are traded on the TSX under the symbols “COP.UN” (Canadian dollar denominated) and “COP.U” (U.S. dollar denominated), respectively. The following table sets forth the reported high and low trading prices and average trading volume of the trust units on the TSX (as reported by TSX) for each month during the 12-month period before the date of this prospectus.

	TSX
Calendar Period	High (US$ - COP.U)	Low (US$ - COP.U)	Average Volume	High (Cdn$ - COP.UN)	Low (Cdn$ - COP.UN)	Average Volume
June 6 – June 30, 2024	10.05	9.20	33,983	14.00	12.50	5,316
July 1 – 2, 2024	9.23	9.23	-	12.75	12.75	301

PLAN OF DISTRIBUTION

The Trust may sell the trust units to or through underwriters or dealers purchasing as principals to one or more purchasers directly, or through agents designated from time to time by the Manager on behalf of the Trust. Subject to the provisions of the Trust Agreement pursuant to which the Trust is governed, the trust units may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the trust units at the time of sale or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of distribution of the trust units. The prospectus supplement for any of the trust units being offered thereby will set forth the terms of the offering of such trust units, including the name or names of underwriters, dealers or agents, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market” distributions as defined in NI 44-102) and any discounts or concessions allowed or paid to dealers or agents. Only underwriters so named in the relevant prospectus supplement will be deemed to be underwriters in connection with the trust units offered thereby.

In accordance with paragraph 9.3(2) of NI 81-102, the issue price of the trust units will not (a) as far as reasonably practicable, be a price that causes dilution of the NAV of the Trust’s other outstanding securities at the time of issue and (b) be a price that is less than the most recently calculated NAV per trust unit. Accordingly, the trust units sold pursuant to the offering will not be sold at an issue price that is less than 100% of the most recently calculated NAV per trust unit immediately prior to, or upon, the determination of the pricing of such issuance.

If underwriters are used in connection with an offering, other than an “at-the-market” distribution, the trust units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such trust units will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the trust units offered by the prospectus supplement if any of such trust units are purchased. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

In connection with an offering, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the trust units at a level above that which might otherwise prevail in the open market. An over-allotment, if any, involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may cause the price of the trust units sold in an offering to be higher than they would otherwise be. The size of the over-allotment, if any, is not known at this time. Such transactions, if commenced, may be discontinued at any time.

No underwriter or dealer involved in an “at-the-market” distribution, no affiliate of such underwriter or dealer, and no person or company acting jointly or in concert with such underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the trust units or securities of the same class as the trust units distributed under the “at-the-market” prospectus including selling an aggregate number or principal amount of trust units that would result in the underwriter or dealer creating an over-allocation position in the trust units.

The trust units may also be sold directly by the Trust at such prices and upon such terms as are agreed to by the Manager, on behalf of the Trust, and the purchaser or through agents designated by the Manager on behalf of the Trust from time to time. Any agent involved in the offering and sale of the trust units in respect of which this prospectus is delivered will be named, and any commissions payable by the Trust to such agent will be set forth, in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the trust units may be entitled, under agreements to be entered into with the Trust, to indemnification by the Trust against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

MATERIAL TAX CONSIDERATIONS

Material Canadian Federal Income Tax Considerations

The following is, as of the date hereof, a general description of the principal Canadian federal income tax considerations generally applicable under the Tax Act to the acquisition, holding and disposition of trust units by a unitholder. This description is generally applicable to a unitholder who deals at arm’s length and is not affiliated with the Trust and holds trust units as capital property. Trust units will generally be considered capital property to a unitholder unless the unitholder holds the trust units in the course of carrying on a business of trading or dealing in securities or has acquired the trust units in a transaction or transactions considered to be an adventure in the nature of trade.

This description is not applicable to a unitholder: (i) that is a “financial institution”, (ii) that is a “specified financial institution”, (iii) that has elected to determine its Canadian tax results in accordance with the “functional currency” rules, (iv) an interest in which is a “tax shelter investment”, or (v) who enters into a “derivative forward agreement” with respect to the trust units (as all such terms are defined in the Tax Act). This description assumes that the Trust is not subject to a “loss restriction event”, as defined in the Tax Act. In addition, this description does not address the deductibility of interest by a unitholder who has borrowed to acquire trust units. All such unitholders should consult with their own tax advisors.

This description is also based on the assumption (discussed below under “Material Tax Considerations – Material Canadian Federal Income Tax Considerations — SIFT Trust Rules”) that the Trust will at no time be a “SIFT trust” as defined in the Tax Act.

This description is based on the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and an understanding of the current administrative and assessing policies of the CRA. There can be no assurance that the Tax Proposals will be implemented in their current form or at all, nor can there be any assurance that the CRA will not change its administrative or assessing practices. This description further assumes that the Trust will comply with the Trust Agreement and that the Manager and the Trust will comply with a certificate issued to Canadian counsel regarding certain factual matters. Except for the Tax Proposals, this description does not otherwise take into account or anticipate any change in the law, whether by legislative, governmental or judicial decision or action, which may affect adversely any income tax consequences described herein, and does not take into account provincial, territorial or foreign tax considerations, which may differ significantly from those described herein.

This description is not exhaustive of all possible Canadian federal tax considerations applicable to an investment in trust units. Moreover, the income and other tax consequences of acquiring, holding or disposing of trust units will vary depending on a taxpayer’s particular circumstances. Accordingly, this description is of a general nature only and is not intended to constitute legal or tax advice to any unitholder or prospective purchaser of trust units. You should consult with your own tax advisors about tax consequences of an investment in trust units based on your particular circumstances.

Currency Conversion

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of trust units (including distributions, adjusted cost base and proceeds of disposition), or transactions of the Trust, must be expressed in Canadian dollars. Amounts denominated in United States dollars must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

Status of the Trust

Although interests in the Trust are described by reference to units, the Trust is not a “unit trust” as defined in the Tax Act and therefore is not a “mutual fund trust” as defined in the Tax Act. The consequences of not qualifying for such designations under the Tax Act are described below under the heading “Material Tax Considerations – Material Canadian Federal Income Tax Considerations – Canadian Taxation of the Trust”.

Pursuant to the Trust Agreement, the Trust shall take such steps as necessary or advisable so that the Trust may qualify as a “unit trust” for purposes of the Tax Act prior to April 11, 2045, as determined by the Manager in its discretion. If such event does not occur, the adverse income tax considerations applicable to the Trust could be material. However, the discussion of Canadian tax consequences herein describes the tax consequences of the Trust not qualifying as a unit trust and a mutual fund trust, as is currently the case, and does not anticipate any changes to the status of the Trust.

Canadian Taxation of the Trust

The Trust will generally be subject to tax in each taxation year under Part I of the Tax Act on the amount of its income for the year, including net realized taxable capital gains, less the portion thereof that it claims in respect of the amount paid or payable to the unitholders in such taxation year. An amount will be considered to be payable to a unitholder in a taxation year if it is paid in the year by the Trust or the unitholder is entitled in that year to enforce payment of it.

In computing its income for purposes of the Tax Act, the Trust may deduct reasonable administrative costs and other reasonable expenses incurred by it for the purpose of earning income. However, because the Trust does not qualify as a unit trust, it may not deduct from its income for the year a portion of any reasonable expenses incurred by the Trust to issue the trust units.

Under the currently enacted rules in the Tax Act, one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Trust in a taxation year must be included in computing the Trust’s income for the year, and one-half of the amount of any capital loss (an “allowable capital loss”) realized by the Trust in a taxation year must be deducted against any taxable capital gains realized by the Trust in the year. Any excess of allowable capital losses over taxable capital gains for a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized by the Trust to the extent and under the circumstances described in the Tax Act. Because the Trust will not qualify as a mutual fund trust, it will not be entitled to reduce (or receive a refund in respect of) its liability, if any, for any tax arising on its capital gains for a particular taxation year.

Pursuant to Tax Proposals released on June 10, 2024 (the “Capital Gains Proposals”), subject to certain transitional rules, the portion of a capital gain or capital loss included in the taxable capital gain or allowable capital loss of the Trust is increased from one-half to two-thirds in respect of dispositions made by the Trust on or after June 25, 2024. The Capital Gains Proposals are discussed in more detail below under “Canadian Taxation of Unitholders – Unitholders Resident in Canada”.

The CRA has expressed the opinion that gains (or losses) of trusts resulting from transactions in commodities should generally be treated for purposes of the Tax Act as being derived from an adventure in the nature in trade, so that such transactions give rise to ordinary income rather than capital gains — although the treatment in each particular case remains a question of fact to be determined having regard to all the circumstances. In the view of Canadian counsel, the holding by the Trust of Copper with no intention of disposing of such Copper likely would not represent an adventure in the nature of trade so that a disposition of Copper that previously had been acquired without such intention would likely give rise to a capital gain (or capital loss) to the Trust. As the Manager intends for the Trust to be a long-term holder of Copper and does not anticipate that the Trust will dispose of its Copper (otherwise than on a redemption of trust units or where necessary to fund expenses of the Trust), the Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of Copper as capital gains (or capital losses), although depending on the circumstances, the Trust may instead include (or deduct) the full amount of such gains or losses in computing its income. If the CRA were to assess or re-assess the Trust on the basis that gains realized on dispositions of Copper were not on capital account, then the Trust could be required to pay Canadian income tax on such gains under Part I of the Tax Act to the extent such gains were not distributed to unitholders, and could be liable for taxes, penalties and interest under Part XIII of the Tax Act in connection with withholding tax which was not withheld on distributions to non-residents, which could reduce the NAV for all unitholders.

Losses incurred by the Trust in a taxation year cannot be allocated to unitholders, but may be deducted by the Trust in future years in accordance with the Tax Act.

Having regard to the Trust Agreement, the Trust is required to make distributions in each year to Trust unitholders in an amount sufficient to ensure that the Trust will generally not be liable for tax under Part I of the Tax Act in any year. Income of the Trust payable to unitholders, whether in cash, additional units or otherwise, will generally be deductible by the Trust in computing its taxable income. However, there are circumstances in which the Trust, despite making such distributions, may be liable for alternative minimum tax.

If the Trust does not qualify as a unit trust within the meaning of the Tax Act, on the day that is 21 years after the date of its creation (or on each 21-year anniversary day thereafter) the Trust may be deemed at that time to have disposed of, and reacquired, certain capital property for fair market value for the purposes of the Tax Act. Accordingly, the Trust would be subject to tax under Part I of the Tax Act on the taxable capital gains arising from such deemed disposition, less the portion thereof that it claims in respect of amounts paid or payable to the Trust unitholders in the taxation year.

SIFT Trust Rules

The Trust will be a “SIFT trust” as defined in the Tax Act for a taxation year of the Trust if in that year the trust units are listed or traded on a stock exchange or other public market and the Trust holds one or more “non-portfolio properties,” as defined in the Tax Act. If the Trust were a SIFT trust for a taxation year of the Trust, it would effectively be taxed similarly to a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by unitholders would be treated as dividends from a taxable Canadian corporation.

Copper and other property of the Trust will be non-portfolio property if such property is used by the Trust (or by a person or partnership with which it does not deal at arm’s length within the meaning of the Tax Act) in the course of carrying on a business in Canada. In some circumstances, significant holdings of “securities” (the term “security” is broadly defined in the Tax Act) of other entities could also be non-portfolio property.

The Trust is subject to investment restrictions, including a prohibition against carrying on any business, that are intended to ensure that it will not be a SIFT trust. The mere holding by the Trust of Copper as capital property (or as an adventure in the nature of trade) would not represent the use of such property in carrying on a business in Canada and, therefore, would not by itself cause the Trust to be a SIFT trust.

Canadian Taxation of Unitholders

Unitholders Resident in Canada

This part of the general description of the principal Canadian federal income tax considerations is applicable to a unitholder who, for the purposes of the Tax Act and any applicable tax treaty, is, or is deemed to be, resident in Canada at all relevant times (a “Canadian unitholder”). This portion of the description is primarily directed at unitholders who are individuals. Unitholders who are Canadian resident corporations, trusts or other entities should consult their own tax advisors regarding their particular circumstances.

Canadian unitholders will generally be required to include in their income for tax purposes for a particular year the portion of the income of the Trust for that particular taxation year, including net realized taxable capital gains, if any, that is paid or payable to the Canadian unitholder in the particular taxation year, whether such amount is received in additional trust units or cash. Provided that appropriate designations are made by the Trust, such portion of its net taxable capital gains as is paid or payable to a Canadian unitholder will effectively retain its character and be treated as such in the hands of the unitholder for purposes of the Tax Act, and would be subject to the Capital Gains Proposals discussed below.

The non-taxable portion of any net realized capital gains of the Trust that is paid or payable to a Canadian unitholder in a taxation year will not be included in computing the Canadian unitholder’s income for the year. Any other amount in excess of the income of the Trust that is paid or payable to a Canadian unitholder in such year also will not generally be included in the Canadian unitholder’s income for the year. However, where such other amount is paid or payable to a Canadian unitholder (other than as proceeds of disposition of trust units), the Canadian unitholder generally will be required to reduce the adjusted cost base of a trust unit to the Canadian unitholder by such amount. To the extent that the adjusted cost base of a trust unit would otherwise be less than zero, the negative amount will be deemed to be a capital gain realized by the Canadian unitholder from the disposition of the trust unit and the Canadian unitholder’s adjusted cost base in respect of the trust unit will be increased by the amount of such deemed capital gain to zero.

Upon the actual or deemed disposition of a trust unit (including on a redemption), a capital gain (or a capital loss) will generally be realized to the extent that the proceeds of disposition of the trust unit exceed (or are exceeded by) the aggregate of the adjusted cost base of the trust unit to the Canadian unitholder and any costs of disposition. For the purpose of determining the adjusted cost base to a Canadian unitholder of a trust unit, when a trust unit is acquired, the cost of the newly acquired trust unit will be averaged with the adjusted cost base of all trust units owned by the Canadian unitholder as capital property that were acquired before that time. For this purpose, the cost of trust units that have been issued as an additional distribution will generally be equal to the amount of the net income or capital gain distributed to the Canadian unitholder in trust units. A consolidation of trust units following a distribution paid in the form of additional trust units will not be regarded as a disposition of trust units and will not affect the aggregate adjusted cost base to a Canadian unitholder of trust units.

Under the currently enacted rules in the Tax Act, one-half of capital gains (“taxable capital gains”) are included in an individual’s income and one-half of capital losses (“allowable capital losses”) are generally deductible only against taxable capital gains. Any unused allowable capital losses may be carried back up to three taxation years and forward indefinitely and deducted against net taxable capital gains realized in any such other year to the extent and under the circumstances described in the Tax Act. Capital gains realized by individuals may give rise to alternative minimum tax.

The Capital Gains Proposals increase a Canadian unitholder’s capital gains inclusion rate for a taxation year ending after June 24, 2024 from one-half to two-thirds, subject to a transitional rule applicable for a Canadian unitholder’s 2024 taxation year that would reduce the capital gains inclusion rate for that taxation year to, in effect, be one-half for net capital gains realized before June 25, 2024. The Capital Gains Proposals also include provisions that generally offset the increase in the capital gains inclusion rate for up to $250,000 of capital gains realized by a Canadian unitholder that is an individual (excluding a trust) in a year, calculated net of any capital losses incurred in the year (or the portion of the year ending after June 24, 2024 in the case of the 2024 taxation year), and which are not offset by net capital losses from prior years which are deducted against taxable capital gains in the year. If the Capital Gains Proposals are enacted as proposed, capital losses realized prior to June 25, 2024 which are deductible against capital gains included in income for the 2024 or subsequent taxation years will offset an equivalent capital gain regardless of the inclusion rate which applied at the time such capital losses were realized.

Pursuant to the Capital Gains Proposals, net capital gains of the Trust that are included in the Canadian unitholder’s income for the year (and for which appropriate designations are made by the Trust) should benefit from the lower 50% capital gains inclusion rate to the Canadian unitholder up to the $250,000 annual threshold discussed above. For the taxation year of the Trust that begins before June 25, 2024 and ends after June 24, 2024, based on the Capital Gains Proposals, the amount designated to unitholders in respect of the Trust’s net taxable capital gains will be grossed up (doubled for gains in the pre-June 25, 2024 period and increased by 3/2 for gains in the post-June 24, 2024 period) and deemed to be capital gains realized by the Canadian unitholder in the period that the Trust disposed of the relevant capital property (either pre-June 25, 2024 or post-June 24, 2024). The Trust will be required to disclose to its unitholders in prescribed form the portion of the deemed capital gains that relates to dispositions of property that occurred in each period. If the Trust does not disclose this information, the deemed capital gains would be deemed to have been realized after June 24, 2024. The Trust also has the option of electing the deemed capital gains allocated to its unitholders to have been realized by them proportionally within the two periods based on the number of days in each period divided by the number of days in the Trust’s taxation year. Canadian unitholders should consult their own tax advisors having regard to their own circumstances.

If, at any time, the Trust delivers Copper to any Canadian unitholder upon a redemption of a Canadian unitholder’s trust units, the Canadian unitholder’s proceeds of disposition of the trust units will generally be equal to the aggregate of the fair market value of the distributed Copper and the amount of any cash received, less the amount of any capital gain or income realized by the Trust as a result of the disposition of such Copper which is allocated to the Canadian unitholder. The cost of any Copper distributed by the Trust in specie will generally be equal to the fair market value of such Copper at the time of the distribution. Pursuant to the Trust Agreement, the Trust has the authority to distribute, allocate and designate any taxable capital gains or income of the Trust to a Canadian unitholder who has redeemed trust units during a year in an amount equal to the taxable capital gains or income realized by the Trust as a result of such redemption (including any taxable capital gain or income realized by the Trust in distributing Copper to a unitholder who has redeemed trust units for such Copper, and any taxable capital gains or income realized by the Trust before, at or after the redemption as a result of selling Copper in order to fund the payment of cash redemption proceeds), or such other amount that is determined by the Trust to be reasonable. Any such allocations will reduce the redeeming Canadian unitholder’s proceeds of disposition for the purposes of the Tax Act.

The Manager anticipates that the Trust generally will treat gains as a result of dispositions of Copper as capital gains (see above under “Material Tax Considerations – Material Canadian Federal Income Tax Considerations — Canadian Taxation of the Trust”) and that such capital gains generally will be designated as taxable capital gains of the unitholders. If any transactions of the Trust are reported by it on capital account but are subsequently determined by the CRA to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of amounts distributed to unitholders, with the result that Canadian unitholders could be reassessed by the CRA to increase their taxable income by the amount of such increase.

Unitholders Not Resident in Canada

This portion of the description is applicable to a unitholder who, at all relevant times for purposes of the Tax Act, has not been and is not resident in Canada or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold its trust units in connection with a business that the unitholder carries on, or is deemed to carry on, in Canada at any time, and is not an insurer or bank who carries on an insurance or banking business or is deemed to carry on an insurance or banking business in Canada and elsewhere (a “Non-Canadian unitholder”). Prospective non-resident purchasers of trust units should consult their own tax advisors to determine their entitlement to relief under any income tax treaty between Canada and their jurisdiction of residence, based on their particular circumstances.

Any amount paid or credited by the Trust to a Non-Canadian unitholder as income of or from the Trust, whether such amount is received in additional trust units or cash generally will be subject to Canadian withholding tax at a rate of 25%, unless such rate is reduced under the provisions of an income tax treaty between Canada and the Non-Canadian unitholder’s jurisdiction of residence. Pursuant to the Convention Between Canada and the United States of America With Respect to Taxes on Income and on Capital, as amended (the “Treaty”), a Non-Canadian unitholder who is a resident of the United States and entitled to benefits under the Treaty will generally be entitled to have the rate of Canadian withholding tax reduced to 15% of the amount of any distribution that is paid or credited as income of or from the Trust. A Non-Canadian unitholder that is a religious, scientific, literary, educational or charitable organization that is resident in, and exempt from tax in, the United States may be exempt from Canadian withholding tax under the Treaty, provided that certain administrative procedures are observed regarding the registration of such unitholder.

Any amount in excess of the income of the Trust that is paid or payable by the Trust to a Non-Canadian unitholder (including the non-taxable portion of capital gains realized by the Trust) generally will not be subject to Canadian withholding tax. Where such excess amount is paid or becomes payable to a Non-Canadian unitholder, otherwise than as proceeds of disposition or deemed disposition of trust units or any part thereof, the amount generally will reduce the adjusted cost base of the trust units held by such Non-Canadian unitholder. (However, the non-taxable portion of net realized capital gains of the Trust that is paid or payable to a Non-Canadian unitholder will not reduce the adjusted cost base of the trust units held by the Non-Canadian unitholder.) If, as a result of such reduction, the adjusted cost base to the Non-Canadian unitholder in any taxation year of trust units would otherwise be a negative amount, the Non-Canadian unitholder will be deemed to realize a capital gain in such amount for that year from the disposition of trust units. Such capital gain will not be subject to tax under the Tax Act, unless the trust units represent “taxable Canadian property” to such Non-Canadian unitholder. The Non-Canadian unitholder’s adjusted cost base in respect of trust units will, immediately after the realization of such capital gain, be zero.

A disposition or deemed disposition of a trust unit by a Non-Canadian unitholder will not give rise to any capital gain subject to tax under the Tax Act, provided that the trust unit does not constitute “taxable Canadian property” of the Non-Canadian unitholder for purposes of the Tax Act. Trust units will not be “taxable Canadian property” of a Non-Canadian unitholder unless at any time during the 60-month period immediately preceding their disposition by such Non-Canadian unitholder, the trust units derived directly or indirectly more than 50% of their fair market value from any combination of “Canadian resource properties” (which definition in the Tax Act does not include Copper), real or immovable property situated in Canada, timber resource properties (as defined in the Tax Act) or options in respect of, or interests in, or for civil law rights in, such properties, whether or not such property exists, or the trust units were otherwise deemed to be taxable Canadian property. Assuming that the Trust adheres to its mandate to invest and hold substantially all of its assets in Copper, the trust units should not be taxable Canadian property.

Even if trust units held by a Non-Canadian unitholder were “taxable Canadian property”, a capital gain from the disposition of trust units may be exempted from tax under the Tax Act pursuant to an applicable income tax treaty or convention. A capital gain realized on the disposition of trust units by a Non-Canadian unitholder entitled to benefits under the Treaty (and who is not a former resident of Canada for purposes of the Treaty) should be exempt from tax under the Tax Act.

Non-Canadian unitholders whose trust units constitute “taxable Canadian property” and who are not entitled to relief under an applicable income tax treaty are referred to the discussion above under “Material Tax Considerations — Canadian Taxation of Unitholders — Unitholders Resident in Canada” relating to the Canadian tax consequences in respect of a disposition of a trust unit.

International Information Reporting

Generally, investors will be required to provide their dealer with information related to their tax residency or citizenship and, if applicable, a foreign tax identification number. If an investor does not provide the information or is identified as a U.S. citizen or a foreign (including U.S.) tax resident, additional details about the investor and their investment in the Trust will be reported to the CRA, unless the investment is held within a Registered Plan (as defined below) but excluding, in the case of information reporting to the United States, a FHSA (as defined below) (however, based on the current administrative position of the CRA, FHSAs are not required to be reported to the CRA in any event). The CRA will provide that information to the U.S. Internal Revenue Service (in the case of U.S. tax residents or citizens) or the relevant tax authority of any country that is a signatory of the Multilateral Competent Authority Agreement on Automatic Exchange of Financial Account Information or that has otherwise agreed to a bilateral information exchange with Canada.

Taxation of Registered Plans

Provided that the trust units are listed on a “designated stock exchange” (which currently includes the TSX) for purposes of the Tax Act, the trust units, if issued on the date hereof, will be qualified investments under the Tax Act and the regulations thereunder for deferred profit sharing plans, tax-free savings accounts (“TFSAs”), first home savings accounts (“FHSAs”), registered disability savings plans (“RDSPs”), registered education savings plans (“RESPs”), registered retirement savings plan (“RRSPs”) and registered retirement income funds (“RRIFs”) (collectively, “Registered Plans”).

Notwithstanding that the trust units may be qualified investments for RRSPs, RRIFs, RESPs, RDSPs, FHSAs and TFSAs, the subscriber of a RESP, the holder of a RDSP, FHSA or TFSA, or the annuitant under a RRSP or RRIF, as the case may be, will be subject to penalty taxes in respect of the trust units if such properties are a “prohibited investment” (as defined in the Tax Act) for the RESP, RDSP, FHSA, TFSA, RRSP or RRIF, as applicable. Trust units will not generally be a prohibited investment provided that the subscriber, holder or annuitant, as applicable, deals at arm’s length with the Trust for purposes of the Tax Act and does not have a “significant interest” (within the meaning of the Tax Act) in the Trust. Generally, a subscriber, holder or annuitant, as the case may be, will not have a “significant interest” in the Trust unless the subscriber, holder, or annuitant, as the case may be, owns interests as a beneficiary under the Trust that have a fair market value of 10% or more of the fair market value of the interests of all beneficiaries under the Trust, either alone or together with persons and partnerships with which the subscriber, holder or annuitant, as the case may be, does not deal at arm’s length. In addition, the trust units will not be a “prohibited investment” if such units are “excluded property” as defined in the Tax Act for a trust governed by a RESP, RDSP, FHSA, TFSA, RRSP or RRIF.

Amounts of income and capital gains included in a Registered Plan’s income are generally not taxable under Part I of the Tax Act, provided that the trust units are qualified investments for the Registered Plan. Unitholders should consult their own advisors regarding the tax implications of establishing, amending, terminating or withdrawing amounts from a Registered Plan.

AUDITORS

The IPO Financial Statements incorporated by reference in this prospectus have been audited by KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants, as stated in their report, which is incorporated by reference herein. KPMG LLP has advised the Trust and the Manager that it is independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation in respect of the period covered by the IPO Financial Statements.

LEGAL MATTERS

Certain legal matters relating to the trust units offered by this prospectus will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario, Canada, with respect to matters of Canadian law. As of the date hereof, the “designated professionals” (as such term is defined in Form 51-102F2 – Annual Information Form) of Stikeman Elliott LLP beneficially own, directly or indirectly, less than 1% of any class of trust units issued by the Trust.

EXEMPTIONS AND APPROVALS

Pursuant to a decision of the Ontario Securities Commission dated May 30, 2024, the Trust has obtained exemptive relief from the Canadian securities regulatory authorities for relief from NI 81-102 and the Securities Act (Ontario), as applicable, to permit the Trust to appoint the Facilities as custodians of the Trust’s Copper.

Pursuant to a decision of the Autorité des marchés financiers dated June 14, 2024, the Trust was granted a permanent exemption from the requirement to translate into French this prospectus as well as the documents incorporated by reference therein and any prospectus supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this prospectus and any prospectus supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Trust offers securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

Pursuant to a decision of the Ontario Securities Commission dated June 14, 2024, the Trust was granted an exemption from the short form prospectus eligibility qualification criteria under paragraph 2.2(d) of NI 44-101 to permit the Trust to file a short form prospectus or a shelf prospectus even though the Trust does not have current annual financial statements or a current AIF (as those terms are defined in NI 44-101). The relief was granted to the Trust on the condition that: (a) the Trust incorporates by reference the IPO Financial Statements; and (b) the Trust includes or incorporates by reference the disclosure that would have been required in a current AIF, had the Trust been required to prepare a current AIF.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

The Business Corporations Act (Ontario) (the “OBCA”) provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity; provided however, (a) a corporation shall not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and (b) in addition to the conditions set out above, the OBCA provides that, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the corporation shall not indemnify an individual described above unless the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where an individual has met the conditions set out under (a) and (b) above and was not judged by the court or other competent authority in such a proceeding to have committed any fault or omitted to do anything that the individual ought to have done, such individual is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.

Both the trust agreement and the management agreement provide that the Registrant will indemnify and hold harmless the Manager and its partners, officers, agents and employees from and against any and all expenses, losses, damages, liabilities, demands, charges, costs and claims of any kind or nature whatsoever (including legal fees, judgments and amounts paid in settlement, provided that the Registrant has approved such settlement in accordance with the trust agreement) in respect of the acts, omissions, transactions, duties, obligations or responsibilities of the Manager as manager to the Registrant, except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the management agreement or the trust agreement.

The Registrant does not carry any insurance to cover such potential obligations and, to the Manager's knowledge, none of the foregoing parties are insured for losses for which the Registrant has agreed to indemnify them.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2.	Consent to Service of Process.

(a)            Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)            Concurrently with the filing of this Registration Statement on Form F-10, the Trustee is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c)            Any change to the name or address of the Registrant's and the Trustee's agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

4.1	The annual information form of the Registrant for its fiscal year ended December 31, 2025, dated March 13, 2026 (incorporated by reference to Exhibit 99.2 to the Registrant's registration statement on Form 40-F, filed with the SEC on April 29, 2026 (File No. 001-43161)).
4.2	The audited annual financial statements of the Registrant as of December 31, 2025 and 2024 and for its fiscal year ended December 31, 2025 and for the period from April 12, 2024 (inception) to December 31, 2024 and the report of the auditors thereon (incorporated by reference to Exhibit 99.4 to the Registrant's registration statement on Form 40-F, filed with the SEC on April 29, 2026 (File No. 001-43161)).
4.3	The annual management report of fund performance of the Registrant for its fiscal year ended December 31, 2025 (incorporated by reference to Exhibit 99.6 to the Registrant's registration statement on Form 40-F, filed with the SEC on April 29, 2026 (File No. 001-43161)).
4.4	The notice of meeting of unitholders and management information circular, dated March 23, 2026, for the meeting held on April 30, 2026 (incorporated by reference to Exhibit 99.7 to the Registrant's registration statement on Form 40-F, filed with the SEC on April 29, 2026 (File No. 001-43161)).
4.5	The material change report dated February 17, 2026.
4.6	The material change report dated May 1, 2026.
5.1	Consent of KPMG LLP.
6.1	Powers of Attorney (included in Part III of this Registration Statement).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on May 4, 2026.

SPROTT PHYSICAL COPPER TRUST

By:	Sprott Asset Management LP, by its general partner Sprott Asset Management GP Inc., as manager of Sprott Physical Copper Trust

By:	/s/ John Ciampaglia
Name:	John Ciampaglia
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Ciampaglia and Kevin Hibbert, and each of them, either of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement and any registration statements filed pursuant to Rule 429 under the Securities Act of 1933 relating to this Registration Statement and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, each acting alone, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on May 4, 2026.

Signature	Title

Sprott Asset Management LP, by its general partner
Sprott Asset Management GP Inc., as manager of the Trust

/s/ John Ciampaglia
John Ciampaglia	Chief Executive Officer and Director*
(Principal Executive Officer)

/s/ Varinder Bhathal
Varinder Bhathal	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Kevin Hibbert
Kevin Hibbert	Director*

*Director of Sprott Asset Management GP Inc., general partner of the Manager of the Trust.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Newark, State of Delaware on May 4, 2026.

PUGLISI & ASSOCIATES
(Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director